Exhibit 4.1

DANAHER CORPORATION & SUBSIDIARIES

RETIREMENT & SAVINGS PLAN

ADOPTED EFFECTIVE DECEMBER 1, 1986

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

INDEX TO THE

DANAHER CORPORATION & SUBSIDIARIES

RETIREMENT & SAVINGS PLAN

4.10	Determination and Allocation of Expenses	47
4.11	Corrections	48
4.12	Determination of Value of Accounts	48
4.13	Value Determinations	49

ARTICLE V	VESTING AND FORFEITURES	50
5.1	Amounts Subject to Vesting	50
5.2	100% Nonforfeitable Amounts	53
5.3	Vesting Schedule Provisions	53
5.4	Forfeitures and Restoration of Accounts	54

ARTICLE VI	PAYMENT OF BENEFITS	56
6.1	Termination of Employment	56
6.2	Death	56
6.3	Normal Form and Timing of Distribution	56
6.4	Special Installment Distributions	57
6.5	Special Annuity Forms of Distribution	58
6.6	Special Forms of Distribution for Delevan Employees, Delevan Plan Participants, Deltran Employees, and Deltran Plan Participants	61
6.7	Direct Rollovers	65
6.8	Automatic Rollovers	66
6.9	Beneficiaries	66
6.10	Spousal Consent	66
6.11	Hardship Distributions	66
6.12	Hardship Distribution of Transferred Contributions	68
6.13	In-service Distributions of Employee Contributions	68
6.14	In-service Distributions of Employer Contributions	68
6.15	In-service Distributions at Age 70 1/2	70
6.16	Loans to Participants	70
6.17	Limitations on Payment of Benefits	70
6.18	Required Minimum Distributions	71

ARTICLE VII	CLAIMS AND ADMINISTRATION	76
7.1	Applications	76
7.2	Information and Proof	76
7.3	Notice of Address Change	76
7.4	Claims Procedure	76
7.5	Status, Responsibilities, Authority and Immunity of Plan Administrator	77
7.6	Facility of Payment	78
7.7	Unclaimed Benefits	79

ARTICLE VIII	TRUST FUND PURPOSES AND ADMINISTRATION	80
8.1	Existence and Purposes of Trust Fund	80
8.2	Powers of Trustee	80

8.3	Integration of Trust Agreement	80
8.4	Rights to Trust Fund Assets	80
8.5	Plan Benefits Paid From Trust Fund Assets	80

ARTICLE IX	PLAN AMENDMENT OR TERMINATION	81
9.1	Right to Amend	81
9.2	Right to Terminate	81

ARTICLE X	TOP-HEAVY PLAN PROVISIONS	82
10.1	Purpose	82
10.2	Definitions	82
10.3	Minimum Vesting Requirement	84
10.4	Minimum Contribution Requirement	84

ARTICLE XI	MISCELLANEOUS PROVISIONS	86
11.1	Named Fiduciaries	86
11.2	Agreement Not An Employment Contract	86
11.3	Nonalienation of Benefits	86
11.4	Offset of Benefits	87
11.5	Merger or Consolidation of Plan	87
11.6	Merger or Consolidation of Employer	87
11.7	Suspension of Employer Contributions	87
11.8	Plan Continuance Voluntary	87
11.9	Savings Clause	88
11.10	Governing Law	88
11.11	Construction	88
11.12	Headings No Part of Agreement	88
11.13	Indemnification	88

ARTICLE XII	CATCH-UP CONTRIBUTIONS	89
12.1	Purpose	89
12.2	Definitions	89
12.3	Eligibility for Catch-up Contributions	91
12.4	Determination of Catch-up Contributions	91
12.5	Treatment of Catch-up Contributions	91

DANAHER CORPORATION & SUBSIDIARIES

RETIREMENT & SAVINGS PLAN

WHEREAS, effective as of December 1, 1986, Chicago Pneumatic Tool Company established the Chicago Pneumatic Tool Company Retirement & Savings Plan (the “Original Plan”) to which were transferred assets of the former Chicago Pneumatic Tool Company Employee Stock Ownership Plan and Trust and the former Payroll Based Employee Stock Ownership Plan of Chicago Pneumatic Tool Company; and

WHEREAS, effective as of January 1, 1987, DH Holdings Corporation became the plan sponsor of the Original Plan, and the Original Plan was amended and restated as the DH Holdings Corp. Retirement & Savings Plan (the “Prior Plan”), and thereafter was amended; and

WHEREAS, effective as of October 1, 1988, Danaher Corporation (the “Plan Sponsor”) adopted the Danaher Corporation Salaried Employees’ Retirement and Savings Plan (the “Salaried Plan”); and

WHEREAS, effective as of October 1, 1989, the Salaried Plan was merged with the Prior Plan; and

WHEREAS, generally effective as of December 1, 1989, the Plan Sponsor became the plan sponsor of the Prior Plan, and the Prior Plan was amended and restated as the Danaher Corporation Retirement & Savings Plan (the “First Danaher Plan”) and thereafter was amended; and

WHEREAS, generally effective as of December 1, 1989, the First Danaher Plan was amended and restated as the Danaher Corporation & Subsidiaries Retirement & Savings Plan (the “Second Danaher Plan”) and thereafter was amended; and

WHEREAS, generally effective as of January 1, 1997, the Second Danaher Plan was amended and restated as the Danaher Corporation & Subsidiaries Retirement & Savings Plan (the “Third Danaher Plan”) and thereafter was amended; and

WHEREAS, generally effective as of December 27, 1999, the Third Danaher Plan was amended and restated as the Danaher Corporation & Subsidiaries Retirement & Savings Plan (the “Fourth Danaher Plan”) to effect the mergers of the API Plan, the Kollmorgen Plan, the Newtown Plan, and the Securaplane Plan and the trustee-to-trustee transfer of certain account balances from the Warner Plan; and

WHEREAS, generally effective as of December 27, 2000, the Plan Sponsor amended and restated the Fourth Danaher Plan to effect the mergers of the United Power Plan, the Anatel Plan, the Hecon Plan, and the Hart Plan and to comply with certain recent changes in the tax laws (hereafter, the “Fifth Danaher Plan”); and

WHEREAS, the Fifth Danaher Plan was subsequently amended five (5) times, on August 27, 2002, December 23, 2003, December 30, 2004, December 29, 2005, December 11, 2006, May 11, 2007, and December 2007, to (i) spin off accounts of non-collectively bargained associates to the Danaher Corporate & Subsidiaries Savings Plan effective November 30, 2002, resulting in this Plan benefiting only employees subject to collective bargaining, (ii) adopt the three year cliff vesting schedule for employer contributions as required by EGTRRA effective December 27, 2003, (iii) adopt the new required minimum distribution requirements effective January 1, 2003, (iv) reflect the mergers into this Plan of the Delevan Plan and the Deltran Plan effective November 1, 2004, (v) reflect the mergers into this Plan of the Thomson Bay City Plan and the Thomson Hourly Plan effective December 30, 2005, (vi) reflect the transfer of assets from the Leica Plan effective December 29, 2006, (vii) change the Plan Year to a calendar year effective January 1, 2007, (viii) to comply with the final regulations under Code Sections 401(k) and 401(m) effective December 27, 2006, (ix) to permit an employee to delay commencement of required minimum distributions until April 1 following the later of termination of employment or attainment of age 70 1/2, (x) reflect the participation of Veeder-Root Altoona union associates effective April 1, 2007, (xi) reflect the participation of Gilbarco union associates as provided under the collective bargaining agreement ratified July 2007, (xii) to comply with the Pension Protection Act of 2006 effective January 1, 2008, and (xiii) reflect certain changes in fiduciary and settlor responsibilities with respect to the Plan effective December 5, 2007.

NOW, THEREFORE, to incorporate the foregoing amendments into an amended and restated document, the Appointing Committee has adopted, by appropriate resolutions, this the Danaher Corporation & Subsidiaries Retirement & Savings Plan (this “Plan”) as hereinafter amended and restated to be effective as of January 1, 2008, except as shall be otherwise specifically provided in this Plan.

It is intended that this Plan, together with the related Trust Agreement, shall constitute a “profit sharing plan with a cash or deferred arrangement” that shall meet the requirements of the Code and ERISA, and that the Plan shall be interpreted, wherever possible, to comply with the Code and ERISA, each as amended by the Uruguay Round Agreements Act, the Uniform Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring Act and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, the Economic Growth and Tax Relief Reconciliation Act of 2001, and the Pension Protection Act of 2006, and all formal regulations, rulings, and guidance issued thereunder.

ARTICLE I

DEFINITIONS

As used in this Plan, each of the following terms shall have the respective meaning set forth below unless a different meaning shall be plainly required by the context.

1.1 The term “Account” shall mean, with respect to a Participant, the aggregate of the Subaccounts maintained on behalf of the Participant to record his or her interest in this Plan.

1.2 The term “Actual Contribution Percentage” shall mean, with respect to an Eligible Participant Testing Group for a Plan Year, the ratio (expressed as a percentage) of (a) the sum of the Contribution Percentages of each Eligible Participant in such group for the Plan Year to (b) the number of such Eligible Participants.

1.3 The term “Actual Contribution Percentage Test” shall mean the test that shall be considered to be met with respect to an Eligible Participant Testing Group for a Plan Year if either Subsection (a) or Subsection (b) below is true:

(a) The Actual Contribution Percentage for Highly Compensated Eligible Participants in such group for the Plan Year is not greater than one and twenty-five hundredths (1.25) multiplied by the Actual Contribution Percentage for Nonhighly Compensated Eligible Participants in such group for the Plan Year.

(b) The Actual Contribution Percentage for Highly Compensated Eligible Participants in such group for the Plan Year is not greater than two (2) multiplied by the Actual Contribution Percentage for Nonhighly Compensated Eligible Participants in such group for the Plan Year, and the difference between the Actual Contribution Percentage for Highly Compensated Eligible Participants in such group for the Plan Year and the Actual Contribution Percentage for Nonhighly Compensated Eligible Participants in such group for the Plan Year is not greater than two percent (2%).

Notwithstanding the foregoing, if so elected by the Plan Administrator for a Plan Year, for purposes of the Actual Contribution Percentage Test for such Plan Year and each subsequent Plan Year until the election shall be revoked in accordance with any procedures therefor established by the Department of Treasury, the Actual Contribution Percentage for Nonhighly Compensated Eligible Participants for the last preceding Plan Year shall be used.

Furthermore, if the Plan Administrator elects to apply Code Section 410(b)(4)(B) in determining that, with respect to an Eligible Participant Testing Group for the Plan Year, the portion of this Plan providing Matching Contributions meets Code Section 410(b), the Plan Administrator may elect to exclude from the Eligible Participant Testing Group for purposes of the Actual Contribution Percentage Test all Nonhighly Compensated Eligible Participants who have not attained age twenty–one (21).

1.4 The term “Actual Deferral Percentage” shall mean, with respect to an Eligible Employee Testing Group for a Plan Year, the ratio (expressed as a percentage) of (a) the sum of the Deferral Percentages of each Eligible Employee in such group for the Plan Year to (b) the number of such Eligible Employees.

1.5 The term “Actual Deferral Percentage Test” shall mean the test that shall be considered to be met with respect to an Eligible Employee Testing Group for a Plan Year if either Subsection (a) or Subsection (b) below is true:

(a) The Actual Deferral Percentage for Highly Compensated Eligible Employees in such group for the Plan Year is not greater than one and twenty-five hundredths (1.25) multiplied by the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees in such group for the Plan Year.

(b) The Actual Deferral Percentage for Highly Compensated Eligible Employees in such group for the Plan Year is not greater than two (2) multiplied by the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees in such group for the Plan Year, and the difference between the Actual Deferral Percentage for Highly Compensated Eligible Employees in such group for the Plan Year and the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees in such group for the Plan Year is not greater than two percent (2%).

Notwithstanding the foregoing, if so elected by the Plan Administrator for a Plan Year, for purposes of the Actual Deferral Percentage Test for such Plan Year and each subsequent Plan Year until the election shall be revoked in accordance with any procedures therefor established by the Department of Treasury, the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees for the last preceding Plan Year shall be used.

Furthermore, if the Plan Administrator elects to apply Code Section 410(b)(4)(B) in determining that, with respect to an Eligible Employee Testing Group for the Plan Year, the portion of the Plan providing Salary Deferral Contributions meets Code Section 401(k)(3)(A)(i), the Plan Administrator may elect to exclude from the Eligible Employee Testing Group for purposes of the Actual Deferral Percentage Test all Nonhighly Compensated Eligible Employees who have not attained age twenty–one (21) and have not completed one (1) Year of Service uninterrupted by a One–year Break in Service.

1.6 The term “Affiliated Employer” shall mean, with respect to an Employer, any corporation or other entity that is required to be aggregated with the Employer under Code Section 414(b), 414(c), 414(m), or 414(o).

1.7 The term “Annual Addition” shall mean, with respect to a Participant for a Plan Year, the sum of (a) any Unilateral Employer Contributions credited to the Participant’s Account for the Plan Year; (b) any Discretionary Employer Contributions credited to the Participant’s Account for the Plan Year; (c) any Salary Deferral Contributions credited to the Participant’s Account for the Plan Year, less any amounts thereof distributed to the Participant as Excess Deferrals pursuant to Section 3.11(b) of this Plan; (d) any Matching Contributions credited to the Participant’s Account for the Plan Year; (e) any amounts credited to the Participant’s Account pursuant to Section 4.5 of this Plan for which the Plan Year is the limitation year; and (f) any amounts credited to the Participant’s account(s) for the limitation year under any other Defined Contribution Plan(s) (whether or not terminated) maintained by his or her Employer as shall be considered “annual additions” within the meaning of Code Section 415(c)(2). As used in this Section, the term “Employer” shall include all Affiliated Employers of the Employer, as determined under Code Sections 414(b) and 414(c), as applied in accordance with Code Section 415(h), and Code Sections 414(m) and 414(o).

1.8 The term “Applicable Matching Contributions” shall mean, with respect to an Eligible Participant for a Plan Year, the following: (a) the Matching Contributions (if any) that were made on the Eligible Participant’s behalf during the Plan Year or the next succeeding Plan Year that are attributable to the Salary Deferral Contributions (if any) that were made on his or her behalf for the Plan Year; less (b) any such Matching Contributions that were forfeited pursuant to Section 4.8(b) of this Plan; less (c) any such Matching Contributions that shall be forfeited pursuant to Section 3.9(b)(v) or 3.11(c) of this Plan.

1.9 The term “Applicable Salary Deferral Contributions” shall mean, with respect to an Eligible Employee for a Plan Year, the following: (a) the Salary Deferral Contributions (if any) that were made on the Eligible Employee’s behalf during the Plan Year or the next succeeding Plan Year from his or her Basic Compensation for the Plan Year; less (b) any such Salary Deferral Contributions that were distributed to the Eligible Employee pursuant to Section 4.8(b) of this Plan; less (c) in the case of a Nonhighly Compensated Eligible Employee, any such Salary Deferral Contributions that were distributed to the Eligible Employee as Excess Deferrals pursuant to Section 3.11(b) of this Plan.

1.10 The term “Appointing Committee” shall mean the Appointing Committee of the Plan Sponsor comprised of the Plan Sponsor’s Chief Financial Officer, its General Counsel, and its Vice President-Human Resources.

1.11 The term “Basic Compensation” shall mean, with respect to a Participant for a Plan Year, Valuation Period, Payroll Period, or other time period, (a) the total cash compensation (if any)

paid to the Participant by his or her Employer during the Plan Year, Valuation Period, Payroll Period or other time period, including, but not limited to, salary, overtime pay, and bonuses, as reported on the Participant’s federal income tax withholding statement (Form W-2) but excluding (i) amounts realized from the exercise of a non-qualified stock option, or when restricted stock held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (ii) amounts realized from the sale, exchange or other disposition of stock under a qualified stock option, and (iii) amounts paid to the Participant as severance benefits, plus (b) the aggregate Salary Deferral Contributions (if any) and the aggregate of any elective deferrals made on the Participant’s behalf during the Plan Year under any other plan maintained by the Employer pursuant to Code Section 401(k) made on the Participant’s behalf during the Plan Year, Valuation Period, Payroll Period, or other time period, plus (c) the aggregate amounts (if any) contributed on the Participant’s behalf during the Plan Year, Valuation Period, Payroll Period, or other time period under any plan maintained by the Employer pursuant to Code Section 125. The term “Basic Compensation” shall include elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4). Notwithstanding the foregoing, a Participant’s Basic Compensation for a Plan Year shall not exceed the Compensation Limitation. For purposes of this Section, the term “Employer” shall include all Affiliated Employers of the Employer.

The term “Basic Compensation” shall also include the following payments if such payments are made by the later of (a) two and one-half (2 1/2) months following the Participant’s Severance from Service Date or (b) the end of the Plan Year that includes the Participant’s Severance from Service Date: (1) payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in Employment with his or her Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; and (2) payments for accrued vacation but only if the Employee would have been able to use the vacation if Employment had continued.

1.12 The term “Beneficiary” shall mean, with respect to a Participant, an individual or entity that may be entitled to receive all or a portion of the Participant’s Account upon the Participant’s death and, with respect to a deceased Participant, an individual or entity that is receiving or shall be entitled to receive all or a portion of the Participant’s Account.

1.13 The term “Benefit Commencement Date” shall mean, with respect to a Participant or a Beneficiary of a deceased Participant, the date that all or a portion of the Participant’s Account may be payable to the Participant or Beneficiary, which date shall be selected by the Participant or Beneficiary in accordance with Article VI or shall be otherwise determined by the Plan Administrator pursuant to this Plan.

1.14 The term “Benefits Committee” shall mean the Benefits Committee of the Plan Sponsor appointed by the Appointing Committee.

1.15 The term “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.16 The term “Collectively Bargained Employee” shall mean, with respect to an Employer, an Employee of the Employer who is in a unit of employees that is covered by a collective bargaining agreement.

1.17 The term “Compensation” shall mean, with respect to a Participant for a Plan Year, the Participant’s “wages” for the Plan Year, as such term shall be defined in Code Section 3401(a), that the Participant received from his or her Employer but determined without regard to any rules that limit the remuneration included in such wages based on the nature or location of the employment or the services performed. Furthermore, the term “Compensation” shall include the aggregate Salary Deferral Contributions (if any) made on the Participant’s behalf during the Plan Year, the aggregate of any other elective deferrals made on the Participant’s behalf during the Plan Year under any plan maintained by the Employer pursuant to Code Section 401(k), and the aggregate amounts (if any) contributed on the Participant’s behalf during the Plan Year under any plan maintained by the Employer pursuant to Code Section 125. The term “Basic Compensation” shall include elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4). Notwithstanding the foregoing, a Participant’s Compensation for a Plan Year shall not exceed the Compensation Limitation. For purposes of this Section, the term “Employer” shall include all Affiliated Employers of the Employer, as determined under Code Sections 414(b) and 414(c), as applied in accordance with Code Section 415(h), and Code Sections 414(m) and 414(o).

The term “Compensation” shall also include the following payments if such payments are made by the later of (a) two and one-half (2 1/2) months following the Participant’s Severance from Service Date or (b) the end of the Plan Year that includes the Participant’s Severance from Service Date: (1) payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in Employment with his or her Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; and (2) payments for accrued vacation but only if the Employee would have been able to use the vacation if Employment had continued.

1.18 The term “Compensation Limitation” shall mean two hundred thousand dollars ($200,000), as adjusted pursuant to Code Section 401(a)(17)(B).

1.19 The term “Continuous Service” shall mean, with respect to a Participant, the aggregate years (and fractions thereof) included in the period of time between the Participant’s Employment Date and his or her first Severance from Service Date and, if applicable, each period of time between a Reemployment Date incurred by the Participant and his or her next succeeding Severance from Service Date.

1.20 The term “Contributing Employer” shall mean, with respect to a Plan Year:

(a) For purposes of Sections 3.1 and 4.1 of this Plan, an Employer that, with respect to all or a group of its Eligible Participants, shall have agreed, in a form satisfactory to the Appointing Committee, to make Unilateral Employer Contributions on behalf of such Eligible Participants.

(b) For purposes of Sections 3.2 and 4.2 of this Plan, an Employer that, with respect to all or a group of its Eligible Participants, shall have stated its intention, in a form satisfactory to the Appointing Committee, to make Discretionary Employer Contributions on behalf of such Eligible Participants.

(c) For purposes of Sections 3.3 and 4.3 of this Plan, an Employer that, with respect to all or a group of its Eligible Participants, shall have agreed, in a form satisfactory to the Appointing Committee, to make Salary Deferral Contributions on behalf of such Eligible Participants.

(d) For purposes of Sections 3.4 and 4.4 of this Plan, an Employer that, with respect to all or a group of its Eligible Participants, shall have shall have stated its intention, in a form satisfactory to the Appointing Committee, to make Matching Contributions on behalf of such Eligible Participants.

1.21 The term “Contribution Percentage” shall mean, with respect to an Eligible Participant for a Plan Year, the ratio (expressed as a percentage rounded to the nearest hundredth) of (a) the Applicable Matching Contributions (if any) made on the Eligible Participant’s behalf for the Plan Year to (b) the Eligible Participant’s Basic Compensation for the Plan Year; provided, however, that, in determining, for purposes of this Section, the Basic Compensation for a Plan Year of each Eligible Participant in an Eligible Participant Testing Group for the Plan Year who became an Eligible Participant after the first (1st) day of the Plan Year, the Plan Administrator may, in accordance with Department of Treasury regulations under Code Section 401(m), determine that the Eligible Participant’s Basic Compensation for the Plan Year shall be only such portion thereof as he or she earned while an Eligible Participant during the Plan Year; and further provided, however, that, with respect to a Highly Compensated Eligible Participant for a Plan Year, for purposes of this Section, the Applicable Matching Contributions made on behalf of the Highly Compensated Eligible Participant shall be deemed to include any matching contributions made on his or her behalf under any plan maintained by an Affiliated Employer of his or her Employer under Code Section 401(k) (other than a plan that could not be aggregated with this Plan in accordance with regulations under Code Section 401(k)) for the plan year of such plan that ends with or within the Plan Year to the extent that such matching contributions would be “Applicable Matching Contributions” if made under this Plan.

1.22 The term “Controlled Group Employer” shall mean, with respect to a Plan Year, the Plan Sponsor or any Affiliated Employer of the Plan Sponsor that shall be an Employer at any time during the Plan Year.

1.23 The term “Deferral Percentage” shall mean, with respect to an Eligible Employee for a Plan Year, the ratio (expressed as a percentage rounded to the nearest hundredth) of (a) the Applicable Salary Deferral Contributions (if any) made on the Eligible Employee’s behalf for the Plan Year to (b) the Eligible Employee’s Basic Compensation for the Plan Year; provided, however, that, in determining, for purposes of this Section, the Basic Compensation for a Plan Year of each Eligible Employee in an Eligible Employee Testing Group for the Plan Year who became an Eligible Employee after the first (1st) day of the Plan Year, the Plan Administrator may, in accordance with Department of Treasury regulations under Code Section 401(k), determine that the Eligible Employee’s Basic Compensation for the Plan Year shall be only such portion thereof as he or she earned while an Eligible Employee during the Plan Year; and further provided, however, that, with respect to a Highly Compensated Eligible Employee for a Plan Year, for purposes of this Section, the Applicable Salary Deferral Contributions made on behalf of the Highly Compensated Eligible Employee shall be deemed to include any salary deferral contributions made on his or her behalf under any plan maintained by an Affiliated Employer of his or her Employer under Code Section 401(k) (other than a plan that could not be aggregated with this Plan in accordance with regulations under Code Section 401(k)) for a plan year ending with or within the Plan Year that would be “Applicable Salary Deferral Contributions” if made under this Plan.

1.24 The term “Defined Benefit Plan” shall mean a pension plan that is not a Defined Contribution Plan.

1.25 The term “Defined Contribution Plan” shall mean a plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains, losses, and forfeitures that may be allocated to the participant’s account.

1.26 The term “Discretionary Employer Contribution” shall mean, with respect to an Employer, a contribution made to the Trust Fund by the Employer pursuant to Sections 3.2 and 4.2 of this Plan.

1.27 The term “Discretionary Percentage” shall mean, with respect to an Employer for a Plan Year, a percentage that shall be determined by the Employer for the Plan Year; provided, however, that the Plan Administrator may determine the Discretionary Percentage for Controlled Group Employers for a Plan Year.

1.28 The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29 The term “Eligible Employee” shall mean, with respect to an Employer for a Plan Year or a portion thereof, an Employee who has met the requirements of Section 2.3 of this Plan.

1.30 The term “Eligible Employee Testing Group” shall mean, with respect to a Plan Year, any of the following groups of Eligible Employees of one (1) or more Employers: (a) the Eligible Employees of the Controlled Group Employers for the Plan Year who were not Collectively Bargained Employees during the Plan Year; (b) with respect to each (if any) Employer that was not a Controlled Group Employer for the Plan Year, the Eligible Employees of the Employer (and any Affiliated Employer thereof) who were not Collectively Bargained Employees during the Plan Year; (c) each group of Eligible Employees of the Controlled Group Employers for the Plan Year who were Collectively Bargained Employees during the Plan Year and were included in the same collective bargaining unit; and (d) with respect to each (if any) Employer that was not a Controlled Group Employer for the Plan Year, each group of Eligible Employees of the Employer (and any Affiliated Employer thereof) for the Plan Year who were Collectively Bargained Employees during the Plan Year and were included in the same collective bargaining unit; provided, however, that, notwithstanding Subsections (c) and (d) above, the Plan Administrator may aggregate collective bargaining units in determining Eligible Employee Testing Groups for a Plan Year so long as any such aggregation is reasonable and reasonably consistent from Plan Year to Plan Year.

Notwithstanding the foregoing, if the Plan Administrator determines that (i) for a Plan Year this Plan satisfies the requirements of Code Sections 401(k), 401(m), 401(a)(4), and/or 410(b) only if aggregated with one or more plans of the Employer, as the term “plan” is defined in Treas. Reg. §1.401(k)-1(g)(11), or (ii) for a Plan Year one or more of such other plans of the Employer satisfy the requirements of Code Sections 401(k), 401(m), 401(a)(4), and/or 410(b) only if aggregated with this Plan, an Eligible Employee Testing Group shall also include all eligible employees in such other plans who would otherwise satisfy the requirements of such Eligible Employee Testing Group if such employees were participants in this Plan.

1.31 The term “Eligible Participant” shall mean, with respect to an Employer for a Plan Year or a portion thereof, an Employee who has met the requirements of Section 2.4 of this Plan.

1.32 The term “Eligible Participant Testing Group” shall mean, with respect to a Plan Year, any of the following groups of Eligible Participants of one (1) or more Employers: (a) the Eligible Participants of the Controlled Group Employers for the Plan Year who were not Collectively Bargained Employees during the Plan Year; (b) with respect to each (if any) Employer that was not a Controlled Group Employer for the Plan Year, the Eligible Participants of the Employer (and any Affiliated Employer thereof) who were not Collectively Bargained Employees during the Plan Year; (c) each group of Eligible Participants of the Controlled Group Employers for the Plan Year who were Collectively Bargained Employees during the Plan Year and were included in the same collective bargaining unit; and (d) with respect to each (if any) Employer that was not a Controlled Group Employer for the Plan Year, each group of Eligible Participants of the Employer (and any Affiliated Employer thereof) for the Plan Year who were Collectively Bargained Employees during the Plan

Year and were included in the same collective bargaining unit; provided, however, that, notwithstanding Subsections (c) and (d) above, the Plan Administrator may aggregate collective bargaining units in determining Eligible Participant Testing Groups for a Plan Year so long as any such aggregation is reasonable and reasonably consistent from Plan Year to Plan Year.

Notwithstanding the foregoing, if the Plan Administrator determines that (i) for a Plan Year this Plan satisfies the requirements of Code Sections 401(k), 401(m), 401(a)(4), and/or 410(b) only if aggregated with one or more plans of the Employer, as the term “plan” is defined in Treas. Reg. §1.401(k)-1(g)(11), or (ii) for a Plan Year one or more of such other plans of the Employer satisfy the requirements of Code Sections 401(k), 401(m), 401(a)(4), and/or 410(b) only if aggregated with this Plan, an Eligible Participant Testing Group shall also include all eligible employees in such other plans who would otherwise satisfy the requirements of such Eligible Participant Testing Group if such employees were participants in this Plan.

1.33 The term “Employee” shall mean an individual who is an employee of an Employer and is included in a unit of employees that is covered by a collective bargaining agreement that provides for participation in this Plan; provided, however, that, an employee of an Employer shall not be considered to be an “Employee” prior to the date as of which the Employer became an “Employer,” as defined in Section 1.35 of this Plan; and further provided that no Leased Employee shall be an Employee; and finally provided that the term “Employee” shall not include any individual that an Employer treats as an independent contractor or a leased employee whether or not such individual would otherwise be an “Employee”.

1.34 The term “Employee Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) (i) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Joslyn Plan as of December 31, 1996, (ii) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Kollmorgen Plan as of December 13, 2000, or (iii) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Leica Plan as of December 29, 2006; (b) any additions thereto; and (c) any deductions therefrom, all as determined in accordance with this Plan.

1.35 The term “Employer” shall mean any Employer that employs one or more Collectively Bargained Employees and that with the consent of the Appointing Committee, shall adopt this Plan and the Trust Agreement and shall remain an Employer.

1.36 The term “Employer Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record the Participant’s allocable share (if any) of any Unilateral Employer Contributions and the Participant’s allocable share (if any) of any Discretionary Employer Contributions, any additions thereto, and any deductions therefrom, all as determined in accordance with this Plan.

1.37 The term “Employment” shall mean, with respect to an individual, employment of the individual by an Employer or an Affiliated Employer.

1.38 The term “Employment Date” shall mean, with respect to an employee of an Employer, the date that the employee first completes an Hour of Service, where the term “Hour of Service” shall be only as defined in Section 1.54(a) of this Plan.

1.39 The term “Entry Date” shall mean, with respect to an Employee, the later of (a) the date that the individual became an Employee, (b) the date that he or she completed his or her first (1st) Hour of Service, or (c) the date required pursuant to the terms of the collective bargaining agreement covering the Employee as set forth in Appendix A to this Plan.

1.40 The term “Excess Aggregate Contributions” shall mean, with respect to an Eligible Participant Testing Group for a Plan Year, such amount (if any) of the aggregate Applicable Matching Contributions made on behalf of the Highly Compensated Eligible Participants in such group for the Plan Year that the Plan Administrator shall determine pursuant to Section 3.10 of this Plan causes noncompliance with the Actual Contribution Percentage Test.

1.41 The term “Excess Contributions” shall mean, with respect to an Eligible Employee Testing Group for a Plan Year, such amount (if any) of the aggregate Applicable Salary Deferral Contributions made on behalf of the Highly Compensated Eligible Employees in such group for the Plan Year that the Plan Administrator shall determine pursuant to Section 3.9 of this Plan causes noncompliance with the Actual Deferral Percentage Test.

1.42 The term “Excess Deferrals” shall mean, with respect to a Participant for a calendar year, such portion (if any) of the Salary Deferral Contributions made for the calendar year on the Participant’s behalf that the Plan Administrator shall determine pursuant to Section 3.11 of this Plan to be distributable to the Participant pursuant thereto and in accordance with Code Sections 401(a) and 402(g) and the regulations thereunder.

1.43 The term “Five-percent Owner” shall mean, with respect to an Employer for a Plan Year, an individual who, at any time during the Plan Year, owns an interest in the Employer of more than five percent (5%), as determined in accordance with Code Section 416(i)(1).

1.44 The term “Forfeiture” shall mean, with respect to an Employer, an amount forfeited from the Account of an Employee or former Employee of the Employer pursuant to Section 3.9(b)(v), 3.10(b)(v), 3.11(c), or 5.4 of this Plan.

1.45 The term “Forfeiture Allocation Date” shall mean, with respect to an Employer, a the last day of a Quarter or any other Valuation Date during a Plan Year as of which the Plan

Administrator shall direct the Trustee that amounts in the Employer’s Forfeitures Account shall be allocated pursuant to Section 4.7 of the Plan.

1.46 The term “Forfeitures Account” shall mean, with respect to an Employer, an account maintained by the Trustee to record the Forfeitures that arise with respect to Employees or former Employees of such Employer, any additions thereto and any deductions therefrom, all as determined in accordance with this Plan; provided, however, that, as of the date (if any) that the Employer ceases to be a Controlled Group Employer, (a) any amount in the Employer’s Forfeitures Account shall be allocated among the Forfeitures Accounts of the Employers who are, as of such date, Controlled Group Employers in the manner determined by the Plan Administrator and (b) if, in accordance with Section 1.35 of this Plan, the Employer shall remain an Employer for any time after such date, the Employer’s Forfeitures Account shall continue to be maintained for purposes of recording the Forfeitures that arise subsequently with respect to Employees or former Employees of such Employer, which shall be credited to the Accounts of Employees of such Employer in accordance with Article IV of this Plan.

1.47 The term “Gilbarco” shall mean Gilbarco, Inc. or its successor.

1.48 The term “Gilbarco Employee” shall mean an Employee of Gilbarco at its location in Greensboro, NC who is covered by a collective bargaining agreement with Teamsters Local Union No. 391, affiliated with the International Brotherhood of Teamsters.

1.49 The term “Highly Compensated Eligible Employee” shall mean, with respect to an Employer for a Plan Year, an Eligible Employee who is a Highly Compensated Employee for the Plan Year.

1.50 The term “Highly Compensated Eligible Participant” shall mean, with respect to an Employer for a Plan Year, an Eligible Participant who is a Highly Compensated Employee for the Plan Year.

1.51 The term “Highly Compensated Employee” shall be defined in Subsection (a) below subject to the rules provided in Subsection (b) below:

(a) Definition. With respect to an Employer for a Plan Year, a Highly Compensated Employee of the Employer for the Plan Year shall be an individual described in any of Paragraphs (i) through (iii) below:

(i) An employee who performed services for the Employer during the Plan Year and who, during the preceding Plan Year, received Compensation in excess of eighty thousand dollars ($80,000), as adjusted by the Secretary of the Treasury in accordance with Code Section 414(q)(1); provided, however, that the Plan Administrator may elect, for any Plan Year, to apply the additional requirement that an employee described in this Paragraph shall not be considered to be a

Highly Compensated Employee unless he or she was a member of the Top-paid Group for the preceding Plan Year.

(ii) An employee who performed services for the Employer during the Plan Year and who was a Five-percent Owner during the Plan Year or the preceding Plan Year.

(iii) A former employee who separated (or was deemed to have separated) from the service of the Employer prior to the Plan Year, who performed no services for the Employer during the Plan Year, and who was a Highly Compensated Employee for either the Plan Year in which he or she separated from the service of the Employer or any Plan Year ending on or after his or her fifty-fifth (55th) birthday.

(b) Rules. For purposes of this Section, the determination of the Highly Compensated Employees of an Employer for a Plan Year shall be made in accordance with regulations under Code Section 414(q) and Paragraphs (i) through (v) below:

(i) The term “Top-paid Group” shall mean the twenty percent (20%) of the employees of the Employer who received the highest Compensation; provided, however, that, for purposes of determining the employees of the Employer who shall be included in the Top-paid Group for the Plan Year, the following groups of employees shall be excluded: (A) employees who have not completed six (6) months of service; (B) employees who normally work fewer than seventeen and one-half (17-1/2) hours per week; (C) employees who normally work during not more than six (6) months during any year; and (D) employees who have not attained age twenty-one (21).

(ii) With respect to an employee or former employee of the Employer for the Plan Year, the term “Compensation” shall include the aggregate of any other elective deferrals made on the individual’s behalf during the Plan Year under any plan maintained by the Employer pursuant to Code Section 401(k) and the aggregate amounts (if any) contributed on his or her behalf during the Plan Year under any plan maintained by the Employer pursuant to Code Section 125.

(iii) The term “Employer” shall include, for purposes of determining an individual’s Compensation and all other purposes other than determining who is a Five-percent Owner, all Affiliated Employers of the Employer.

(iv) The term “employee” shall not include an individual who is a nonresident alien described in Code Section 414(q)(11).

1.52 The term “Hour of Service” shall be defined in Subsection (a) below subject to the rules in Subsection (b) below:

(a) Definition. With respect to an employee of an Employer, an Hour of Service shall be an hour described in any of Paragraphs (i), (ii) or (iii) below:

(i) Each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer (a “Performance Hour”).

(ii) Each hour for which the employee is paid, or entitled to payment, by the Employer on account of a period of time during which the employee did not perform duties (irrespective of whether the employment relationship had terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence (an “Absence Hour”).

(iii) Each hour during which the employee performed duties and for which the Employer awards or agrees to back pay, irrespective of mitigation of damages (a “Back-pay Performance Hour”), and each hour during which the employee did not perform or would not have performed duties and for which the Employer awards or agrees to back pay, irrespective of mitigation of damages (a “Back-pay Absence Hour”).

(b) Rules. For purposes of this Section, an employee’s Hours of Service shall be calculated and credited in accordance with Paragraphs (b) and (c) of Section 2530.200b-2 of the United States Department of Labor Regulations and the following:

(i) For purposes of calculating Absence Hours, a payment shall be deemed to be made by, or due to the employee from, the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees of the Employer or are on behalf of a group of employees of the Employer in the aggregate.

(ii) An Absence Hour shall not be based on a payment to the employee that was made or is due (A) under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or (B) solely to reimburse the employee for medical or medically related expenses incurred by the employee.

(iii) A Performance Hour or an Absence Hour that is also a Back-pay Performance Hour or a Back-pay Absence Hour, respectively, shall be credited as only one (1) Hour of Service.

(iv) No more than five hundred one (501) Hours of Service shall be credited for a continuous period of Absence Hours or Back-pay Absence Hours, whether or not such period occurs in one (1) or more than one (1) Plan Year or other computation period.

(v) For purposes of Paragraph (b)(1) of Section 2530.200b-2 of the United States Department of Labor regulations, forty (40) Hours of Service shall be credited for each week of Absence Hours or Back-pay Absence Hours.

(vi) The term “Employer” shall include all Affiliated Employers of the Employer.

1.53 The term “Joslyn” shall mean Joslyn Corporation or an Affiliated Employer thereof that shall have been participating in the Joslyn Plan as of December 31, 1996.

1.54 The term “Joslyn Plan” shall mean the former Joslyn Corporation & Subsidiaries Savings and Profit Sharing Plan.

1.55 The term “Kollmorgen” shall mean Kollmorgen Corporation or an Affiliated Employer thereof that shall have been participating in the Kollmorgen Plan as of December 1, 2000.

1.56 The term “Kollmorgen Plan” shall mean the former Kollmorgen Corporation 401(k) Savings & Investment Plan.

1.57 The term “Leased Employee” shall mean any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control by the employer. Contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A leased employee shall not be considered an employee of the Employer if: (1) such employee is covered under a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of Compensation, (ii) immediate participation, and (iii) full and immediate vesting; and (2) leased employees do not constitute more than 20% of the Employer’s nonhighly compensated work force.

1.58 The term “Leica” shall mean Leica Microsystems Inc.

1.59 The term “Leica Plan” shall mean the former Leica Microsystems Inc. 401(k) Savings Plan.

1.60 The term “Life Annuity” shall mean, with respect to a Participant or the spouse of a deceased Participant, a series of monthly payments to the Participant or spouse for his or her life under which the last payment shall be made as of the first day of the month in which the Participant or spouse dies.

1.61 The term “Matching Contribution” shall mean, with respect to a Participant, a contribution made to the Trust Fund on the Participant’s behalf by his or her Employer pursuant to Sections 3.4 and 4.4 of this Plan.

1.62 The term “Matching Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record the Matching Contributions made on his or her behalf, any additions thereto and any deductions therefrom, all as determined in accordance with this Plan.

1.63 The term “Merged API Plan” shall mean the former API Delevan, Inc.-U.A.W. Money Purchase Pension Plan that was merged into the Delevan Plan effective as of July 1, 1997, or the former API Deltran, Inc.-U.A.W. Money Purchase Pension Plan that was merged into the former Deltran Plan effective as of February 10, 1997.

1.64 The term “Merged Kollmorgen Plan” shall mean either the former Kollmorgen Employees’ Defined Contribution Retirement Plan as in effect on December 31, 1990 or the Sierracin Corporation 401(k) Savings Plan as in effect on July 1, 1998.

1.65 The term “Nonforfeitable Account” shall mean, with respect to a Participant, the portion (if any) of the Participant’s Account that is nonforfeitable as determined pursuant to Article V of this Plan.

1.66 The term “Nonhighly Compensated Eligible Employee” shall mean, with respect to an Employer for a Plan Year, an Eligible Employee who is not a Highly Compensated Employee of the Employer for the Plan Year.

1.67 The term “Nonhighly Compensated Eligible Participant” shall mean, with respect to an Employer for a Plan Year, an Eligible Participant who is not a Highly Compensated Employee of the Employer for the Plan Year.

1.68 The term “Normal Retirement Date” shall mean, with respect to a Participant, the Participant’s sixty-fifth (65th) birthday.

1.69 The term “One-year Break in Service” shall mean, with respect to a Participant, the first three hundred sixty-five (365) consecutive days during the Participant’s latest Period of Severance, which such One-year Break in Service shall be deemed to occur as of the three hundredth and sixty-fifth (365th) such day.

1.70 The term “Participant” shall mean an Employee or former Employee who is participating in this Plan pursuant to Article II of the Plan.

1.71 The term “Payroll Period” shall mean, with respect to an Employee, a period with respect to which the Employee receives a payroll check or otherwise is paid for services that he or she performs during the period for an Employer.

1.72 The term “Period of Severance” shall mean, with respect to a Participant as of a Reemployment Date, the period of time between the Participant’s last preceding Severance from Service Date and such Reemployment Date; provided, however, that, with respect to a Participant whose Severance from Service Date occurred as a result of an absence that constituted a Parental Leave, solely for purposes of determining the Participant’s Period of Severance, the Participant’s Severance from Service Date shall be deemed to be the second (2nd) anniversary of the date that the Participant’s absence began, or, if earlier, the date that the Participant’s Employment terminated; where, for purposes of this Section, the term “Parental Leave” shall mean a period of the Participant’s absence from Employment because of (a) the Participant’s pregnancy, (b) the birth of his or her child, (c) the placement of a child with the Participant for adoption, or (d) the care of his or her child for a period immediately following the child’s birth or placement; provided that the Plan Administrator may require, on a uniform and nondiscriminatory basis, that the Participant timely furnish to the Plan Administrator such information as may reasonably be required for the Plan Administrator to determine that the Participant’s absence qualifies as a Parental Leave and to calculate the number of days of such Parental Leave.

1.73 The term “Plan” shall mean the Danaher Corporation & Subsidiaries Retirement & Savings Plan, as herein amended and restated and as it may be amended from time to time.

1.74 The term “Plan Administrator” shall mean the Benefits Committee appointed by the Appointing Committee and charged with the general responsibility for the administration of this Plan pursuant to Article VII.

1.75 The term “Plan Sponsor” shall mean Danaher Corporation, with principal offices located in Washington, D.C., and its successors and assigns.

1.76 The term “Plan Year” shall mean the twelve (12)-consecutive-month period ending on a December 31. The Plan Year shall constitute the “limitation year” for purposes of Code Section 415.

1.77 The term “Prior Employer Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record the employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under a Prior Plan, any additions thereto and any deductions therefrom, all as determined in accordance with this Plan; where, for purposes of this Section, the term “Prior Plan” shall mean (i) the Joslyn Plan, (ii) the Kollmorgen Plan effective December 13, 2000, (iii) the Delevan Plan effective December 2, 2004, (iv) the Deltran Plan effective December 2, 2004, (v) the Thomson Bay City Plan effective December

30, 2005, (vi) the Thomson Hourly Plan effective December 30, 2005, and (vii) the Leica Plan effective December 29, 2006.

1.78 The term “Prior Matching Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record the matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under a Prior Plan, any additions thereto and any deductions therefrom, all as determined in accordance with this Plan; where, for purposes of this Section, the term “Prior Plan” shall mean (i) the Joslyn Plan, and (ii) the Deltran Plan effective December 2, 2004.

1.79 The term “Qualified Annuity” shall mean, with respect to a Participant, (a) a Life Annuity payable to the Participant if he or she shall not have a spouse as of his or her Benefit Commencement Date or (b) a Qualified Joint and Survivor Annuity payable to the Participant and his or her spouse if the Participant shall have a spouse as of his or her Benefit Commencement Date.

1.80 The term “Qualified Joint and Survivor Annuity” shall mean, with respect to a Participant and his or her spouse on the Participant’s Benefit Commencement Date, a Life Annuity payable to the Participant and, commencing as of the first day of the month next succeeding the month in which the Participant’s death occurs, a Life Annuity payable to the spouse (if then living) under which the monthly payment to the spouse shall equal fifty percent (50%) of the monthly payment to the Participant.

1.81 The term “Qualified Pre-retirement Survivor Annuity” shall mean, with respect to the spouse of a deceased Participant, a Life Annuity payable to the spouse as of his or her Benefit Commencement Date, which shall be based on fifty percent (50%) of the Participant’s Account or Subaccount with respect to which the spouse shall be entitled to receive such annuity.

1.82 The term “Reemployment Date” shall mean, with respect to a former employee of an Employer who has incurred a Severance from Service Date, the date (if any) following the Severance from Service Date that the individual first completes an Hour of Service, where the term “Hour of Service” shall be defined only as in Section 1.52(a) of this Plan.

1.83 The term “Required Beginning Date” shall mean, with respect to a Participant, the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires from Employment; provided, however, that minimum distributions to a Five-percent Owner (as defined in Section 10.2(d) of the Plan) shall commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; further provided, however, that an Employee other than a Five-percent Owner may elect to commence distributions as of April 1 of the calendar year following the calendar year in which the Employee attains age 70 1/2 as provided in Section 6.15 of the Plan and such distributions shall be considered in-service distributions rather than minimum distributions and shall be subject to applicable withholding. Any Employee who attained age 70 1/2 in calendar years prior to

2007 may elect to stop distributions and later recommence distributions by April 1 of the calendar year following the calendar year in which the Employee terminates Employment, and there shall be no new Benefit Commencement Date upon recommencement unless the Participant is required to receive his or her Nonforfeitable Account in the form of a Qualified Annuity under the terms of this Plan unless otherwise waived.

1.84 The term “Salary Deferral Contribution” shall mean, with respect to a Participant, an amount of the Participant’s Basic Compensation that is contributed on his or her behalf to the Trust Fund pursuant to Sections 3.3 and 4.3 of this Plan.

1.85 The term “Salary Deferral Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) the Salary Deferral Contributions made on the Participant’s behalf; (b) (i) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Joslyn Plan as of December 31, 1996, (ii) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Kollmorgen Plan as of December 13, 2000, (iii) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Delevan Plan as of December 2, 2004, and (iv) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Deltran Plan as of December 2, 2004, (v) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Bay City Plan as of December 30, 2005, (vi) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Hourly Plan as of December 30, 2005, and (vii) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Plan as of December 29, 2006; (c) any additions thereto; and (d) any deductions therefrom, all as determined in accordance with this Plan.

1.86 The term “Salary Deferral Limit” shall mean, with respect to a calendar year, the amount determined in accordance with the following table as it may be adjusted under Code Section 402(g), except to the extent permitted under Article XII of this Plan and Code Section 414(v):

Calendar Year	Salary Deferral Limit
2002	$11,000
2003	$12,000
2004	$13,000
2005	$14,000

Calendar Year	Salary Deferral Limit
2006 or thereafter	$15,000

1.87 The term “Severance from Service Date” shall mean, with respect to a Participant who becomes absent from Employment (with or without compensation), the date determined in accordance with Subsection (a) or (b) below, as applicable, except as otherwise provided in Subsection (c) below, if and as applicable:

(a) If the Participant’s absence resulted from the termination of his or her Employment because the Participant quit, was discharged, retired, or died, the date of such termination of his or her Employment.

(b) If the Participant’s absence did not result from the termination of his or her Employment as described in Subsection (a) above, the earlier of the date that his or her Employment subsequently terminates, as described in Subsection (a), or the date determined in accordance with Paragraph (i) or (ii) below, as applicable:

(i) If the Participant’s absence constituted an authorized leave of absence, the date one (1) year following the expiration thereof if the Participant shall have failed to return to Employment from such leave of absence without reasonable cause, as determined by the Employer or Affiliated Employer; or

(ii) The first (1st) anniversary of the first day of the Participant’s absence if Paragraph (i) above is not applicable.

(c) Notwithstanding Subsections (a) and (b) above, the Participant shall not be deemed to have incurred a Severance from Service Date if:

(i) The Participant completes at least one (1) Hour of Service within the twelve (12)-month period beginning on the earlier of the date that the Participant’s Employment terminated or the date that the Participant’s absence from Employment began, where the term “Hour of Service” shall be defined only as in Section 1.52(a) of this Plan; or

(ii) The Participant entered service in the armed forces of the United States and the Participant becomes an Employee again within the period of time required by USERRA to preserve his or her reemployment rights.

1.88 The term “Subaccount” shall mean, with respect to a Participant, any of the following subaccounts as may be maintained on the Participant’s behalf by the Trustee in accordance with the terms of this Plan: (a) an Employer Contributions Subaccount, (b) a Salary Deferral Contributions

Subaccount, (c) a Matching Contributions Subaccount, (d) an Employee Contributions Subaccount, (e) a Transferred Contributions Subaccount, and (f) any other Subaccount as the Trustee may maintain on the Participant’s behalf as the Plan Administrator may deem necessary.

1.89 The term “Thomson” shall mean Thomson Industries, Inc. and its subsidiaries.

1.90 The term “Thomson Bay City Plan” shall mean the former Thomson Retirement Savings Plan.

1.91 The term “Thomson Saginaw Employee” shall mean an Employee of Thomson at its location in Saginaw, Michigan who is covered by a collective bargaining agreement with the International Union, United Automotive, Aerospace, and Agricultural Implement Workers of America (UAW) and its Local No. 2275, Unit I.

1.92 The term “Thomson Hourly Plan” shall mean the former Thomson Retirement Savings Plan for Hourly-Rated Employees.

1.93 The term “Transferred Contribution” shall mean, with respect to a Participant, an amount rolled over or trustee-to-trustee transferred to the Trust Fund on the Participant’s behalf pursuant to Section 3.6 of this Plan.

1.94 The term “Transferred Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record the Transferred Contributions made on his or her behalf, any additions thereto and any deductions therefrom, all as determined in accordance with this Plan.

1.95 The term “Trust Agreement” shall mean the Trust Agreement Between Danaher Corporation and Fidelity Management Trust Company, as it may be amended from time to time, whereby the Trustee holds the assets of this Plan.

1.96 The term “Trust Fund” shall mean all cash, securities, life insurance, and real estate, and any and all other property held by the Trustee pursuant to the terms of the Trust Agreement, any additions thereto and any deductions therefrom.

1.97 The term “Trustee” shall mean the trustee or trustees designated in the Trust Agreement or designated pursuant to any procedure therefor provided in the Trust Agreement.

1.98 The term “Unilateral Employer Contribution” shall mean, with respect to an Employer, a contribution made to the Trust Fund by the Employer pursuant to Section 3.1 of this Plan.

1.99 The term “USERRA” shall mean the Uniformed Services Employment and Reemployment Act of 1994, as it may be amended from time to time, or any subsequent corresponding law.

1.100 The term “Valuation Date” shall mean the last day of a calendar month.

1.101 The term “Valuation Period” shall mean the time period beginning on the day after a Valuation Date and ending on the next succeeding Valuation Date.

1.102 The term “Veeder-Root” shall mean Veeder-Root Company or its successor.

1.103 The term “Veeder-Root Altoona Employee” shall mean an Employee of Veeder-Root at its location in Altoona, Pennsylvania who is covered by a collective bargaining agreement with the United Steelworkers of America, AFL-CIO-CLC and its Local No. 6521.

1.104 The term “Vested Portion” shall mean, with respect to a Participant’s Employer Contributions Subaccount or Matching Contributions Subaccount, the portion of the Subaccount that shall not be subject to the vesting schedule in Section 5.1(a) of this Plan as determined in accordance with the following:

(a) Employer Contributions Subaccount. The Vested Portion of the Participant’s Employer Contributions Subaccount shall constitute the portion thereof (if any) that is attributable to contributions made thereto prior to July 1, 1988.

(b) Matching Contributions Subaccount. The Vested Portion of the Participant’s Matching Contributions Subaccount shall constitute the portion thereof (if any) that is attributable to contributions made thereto prior to July 1, 1988.

1.105 The term “Year of Service” shall mean, with respect to a Participant, the first three hundred sixty-five (365) consecutive days during the Participant’s Continuous Service or any subsequent period of three hundred sixty-five (365) consecutive days during his or her Continuous Service.

ARTICLE II

PARTICIPATION

2.1 Continued Participation. Subject to Section 2.8 of this Plan:

(a) Eligible Employee. An Eligible Employee on December 31, 2007, other than an individual who ceased being an Eligible Employee on that date, shall remain an Eligible Employee on January 1, 2008.

(b) Eligible Participant. An Eligible Participant on December 31, 2007, other than an individual who ceased being an Eligible Participant on that date, shall remain an Eligible Participant on January 1, 2008.

(c) Participant. A Participant on December 31, 2007, other than an individual who ceased being a Participant on that date, shall remain a Participant on January 1, 2008.

2.2 Commencement of Participation. Subject to Section 2.7 of this Plan, an Employee shall become a Participant on the earliest date specified in Subsections (a) through (i) below, if and as applicable:

(a) Eligible Employee Electing Salary Deferral Contributions. An Employee shall become a Participant on the later of (i) the date as of which he or she becomes an Eligible Employee pursuant to Section 2.3 of this Plan or (ii) the date as of which he or she first has in effect an election relating to Salary Deferral Contributions pursuant to Section 3.3 of this Plan.

(b) Eligible Participant. An Employee shall become a Participant on the date as of which he or she becomes an Eligible Participant pursuant to Section 2.4 of this Plan.

(c) Employee with Transferred Contributions. An Employee who makes, or on whose behalf is made, a Transferred Contribution to this Plan shall become a Participant as of the date of the Trustee’s receipt of such Transferred Contribution.

(d) Kollmorgen Plan Participant. An individual who was a participant in the Kollmorgen Plan on December 13, 2000, other than an individual whose participation terminated in the Kollmorgen Plan on that date, shall become a Participant on December 13, 2000.

(e) Delevan Plan Participant. An individual who was a participant in the Delevan Plan on December 2, 2004, other than an individual whose participation in the Delevan Plan terminated on that date, shall become a Participant on December 2, 2004.

(f) Deltran Plan Participant. An individual who was a participant in the Deltran Plan on December 2, 2004, other than an individual whose participation in the Deltran Plan terminated on that date, shall become a Participant on December 2, 2004.

(g) Thomson Bay City Plan Participant. An individual who was a participant in the Thomson Bay City Plan on December 30, 2005, other than an individual whose participation in the Thomson Bay City Plan terminated on that date, shall become a Participant on December 30, 2005.

(h) Thomson Hourly Plan Participant. An individual who was a participant in the Thomson Hourly Plan on December 30, 2005, other than an individual whose participation in the Thomson Hourly Plan terminated on that date, shall become a Participant on December 30, 2005.

(i) Leica Plan Participant. An individual who was a participant in the Leica Plan on December 29, 2006, other than an individual whose participation in the Leica Plan terminated on that date, shall become a Participant on December 29, 2006.

2.3 Participation as an Eligible Employee. Subject to Sections 2.5 and 2.6 of this Plan:

(a) In General. Except as otherwise provided in Subsections (b) through (g) below, as applicable, an Employee shall become an Eligible Employee on his or her Entry Date, provided that the individual is an Employee on such Entry Date.

(b) Kollmorgen Employee. An Employee of Kollmorgen on December 1, 2000, shall become an Eligible Employee on that date.

(c) Delevan Employee. A Delevan Employee on November 1, 2004, shall become an Eligible Employee on that date.

(d) Deltran Employee. A Deltran Employee on November 22, 2004, shall become an Eligible Employee on that date.

(e) Thomson Saginaw Employee. A Thomson Saginaw Employee on January 1, 2006, shall become an Eligible Employee on that date.

(f) Veeder-Root Altoona Employee. A Veeder-Root Altoona Employee on April 1, 2007, shall become an Eligible Employee on that date.

(g) Gilbarco Employee. A Gilbarco Employee on September 1, 2007, shall become an Eligible Employee on that date.

2.4 Participation as an Eligible Participant. Subject to Sections 2.5 and 2.6 of this Plan:

(a) In General. Except as otherwise provided in Subsections (b) through (h) below, as applicable, an Employee shall become an Eligible Participant on the earlier of (1) the date required pursuant to the terms of the collective bargaining agreement covering the Employee as set forth in Appendix B to this Plan or (2) the anniversary of his or her Entry Date that coincides with or next follows the later of (i) the date that the individual became an Employee or (ii) the date that he or she completed one (1) Year of Service uninterrupted by a One-year Break in Service, provided that the individual is an Employee on such anniversary.

(b) Kollmorgen Employee. An Employee of Kollmorgen on December 1, 2000, who has completed one (1) Year of Service uninterrupted by a One-year Break in Service shall become an Eligible Participant on December 1, 2000.

(c) Delevan Employee. A Delevan Employee on November 1, 2004, who has satisfied the service requirements of his or her collective bargaining agreement as set forth in Appendix B shall become an Eligible Participant on November 1, 2004.

(d) Deltran Employee. A Deltran Employee on November 22, 2004, who has satisfied the service requirements of his or her collective bargaining agreement as set forth in Appendix B shall become an Eligible Participant on November 22, 2004.

(e) Thomson Saginaw Employee. A Thomson Saginaw Employee on January 1, 2006, who has completed one (1) Year of Service uninterrupted by a One-year Break in Service shall become an Eligible Participant on January 1, 2006.

(f) Veeder-Root Altoona Employee. A Veeder-Root Altoona Employee who has completed one (1) Year of Service uninterrupted by a One-year Break in Service shall become an Eligible Participant on April 1, 2007.

(g) Gilbarco Employee Hired Prior to September 1, 2007. A Gilbarco Employee whose Employment Date precedes September 1, 2007 and who was in Employment with Gilbarco on August 31, 2007, shall become an Eligible Participant on September 1, 2007.

(h) Gilbarco Employee Hired on or after September 1, 2007. A Gilbarco Employee whose Employment Date is on or after September 1, 2007 shall become an Eligible Participant in accordance with the provisions of Subsection (a) of this Section 2.4.

2.5 Former Employee. In the case of a former Employee who did not become an Eligible Employee pursuant to Section 2.3 of this Plan or who did not become an Eligible Participant pursuant to Section 2.4 of this Plan, as applicable, solely because he or she was not an Employee on the date as of which he or she would have become an Eligible Employee or an Eligible Participant, the individual shall become an Eligible Employee or an Eligible Participant, as applicable, on the later of (a) such date or (b) the date that he or she completes his or her first (1st) Hour of Service as a rehired Employee.

2.6 Former Eligible Employee or Former Eligible Participant. A former Employee who once was an Eligible Employee or an Eligible Participant shall again become an Eligible Employee or an Eligible Participant, respectively, on the date that he or she completes his or her first (1st) Hour of Service as a rehired Employee.

2.7 Participant in Former Plan.

(a) Joslyn Plan Participant. An individual who was not a Participant on January 1, 2008, but who was a participant in the Joslyn Plan or a predecessor thereof during any time period ending before December 31, 1996, shall become a Participant on any such date as coincides with or follows January 1, 2008, that such individual completes his or her first (1st) Hour of Service as an Employee.

(b) Kollmorgen Plan Participant. An individual who was not a Participant on January 1, 2008, but who was a Participant in the Kollmorgen Plan during any time period ending before December 13, 2000, shall become a Participant on any such date as coincides with or following January 1, 2008, that such individual completes his or her first (1st) Hour of Service as an Employee.

(c) Delevan Plan Participant. An individual who was not a Participant on January 1, 2008, but who was a Participant in the Delevan Plan during any time period ending before December 2, 2004, shall become a Participant on any such date as coincides with or following January 1, 2008, that such individual completes his or her first (1st) Hour of Service as an Employee.

(d) Deltran Plan Participant. An individual who was not a Participant on January 1, 2008, but who was a Participant in the Deltran Plan during any time period ending before December 2, 2004, shall become a Participant on any such date as coincides with or following January 1, 2008, that such individual completes his or her first (1st) Hour of Service as an Employee.

(e) Thomson Bay City Plan Participant. An individual who was not a Participant on January 1, 2008, but who was a Participant in the Thomson Bay City Plan during any time period ending before December 30, 2005, shall become a Participant on any such date as coincides with or following January 1, 2008, that such individual completes his or her first (1st) Hour of Service as an Employee.

(f) Thomson Hourly Plan Participant. An individual who was not a Participant on January 1, 2008, but who was a Participant in the Thomson Hourly Plan during any time period ending before December 30, 2005, shall become a Participant on any such date as coincides with or following January 1, 2008, that such individual completes his or her first (1st) Hour of Service as an Employee.

(g) Leica Plan Participant. An individual who was not a Participant on January 1, 2008, but who was a participant in the Leica Plan during any time period ending before December 29, 2006, shall become a Participant on any such date as coincides with or following January 1, 2008, that such individual completes his or her first (1st) Hour of Service as an Employee.

2.8 Termination of Participation.

(a) Eligible Employee. An Eligible Employee who ceases being an Employee shall cease being an Eligible Employee.

(b) Eligible Participant. An Eligible Participant who ceases being an Employee shall cease being an Eligible Participant.

(c) Participant. A Participant shall cease being a Participant on the earlier of (i) the date of his or her death or (ii) the date as of which an Account is no longer maintained for him or her.

ARTICLE III

CONTRIBUTIONS

3.1 Unilateral Employer Contributions. With respect to each Employer that shall be a Contributing Employer for purposes of this Section, as of each Valuation Date, (a) with respect to each individual who was an Eligible Participant of the Employer at any time during the one (1) or more Payroll Periods included in the Valuation Period ending on such Valuation Date, there shall be made a Unilateral Employer Contribution in an amount equal to the Unilateral Contribution Amount; and (b) as soon as administratively possible after the Valuation Date, the Employer shall pay to the Trustee an amount equal to the aggregate Unilateral Employer Contributions so determined for the Valuation Period ending on such date; provided, however, that, if the Valuation Date is a Forfeiture Allocation Date for the Employer, the Employer shall pay to the Trustee an amount equal to the excess (if any) of such aggregate Unilateral Employer Contributions over the balance in the Employer’s Forfeitures Account (if any) as of such Valuation Date.

For purposes of this Section 3.1, the term “Unilateral Contribution Amount” shall mean, with respect to an Eligible Participant, (a) or (b), as applicable:

(a) Except as otherwise required pursuant to (b) below, an amount equal to three percent (3%) of the Eligible Participant’s Basic Compensation for the Payroll Period; or

(b) The amount required pursuant to the terms of the collective bargaining agreement covering the Eligible Participant as set forth in Appendix C to this Plan.

3.2 Discretionary Employer Contributions. With respect to each Employer that shall be a Contributing Employer for purposes of this Section, if the Discretionary Percentage for the Employer for a Plan Year exceeds zero percent (0%), as of the last day of the Plan Year, (a) a Discretionary Employer Contribution shall be made on behalf of the group of individuals each of whom shall have been an Eligible Participant of the Employer on the last day of the Plan Year in an amount equal to the Discretionary Percentage multiplied by the aggregate Basic Compensation of such Eligible Participants for such Plan Year; and (b) as soon as administratively possible after the last day of the Plan Year, the Employer shall pay to the Trustee an amount equal to the Discretionary Employer Contribution so determined; provided, however, that, if the last day of the Plan Year is a Forfeiture Allocation Date for the Employer, the Employer shall pay to the Trustee an amount equal to the excess (if any) of such Discretionary Employer Contribution over the difference (if positive) between (a) the balance in the Employer’s Forfeitures Account (if any) as of such date and (b) any amount thereof as shall have been earmarked as of such date to be used as all or part of the Employer’s Unilateral Employer Contribution (if any) for the Valuation Period then ending pursuant to Section 3.1 of this Plan and/or the Employer’s Matching Contributions (if any) for the Valuation Period then ending pursuant to Section 3.4 of this Plan.

3.3 Salary Deferral Contributions.

(a) Right to Defer. Subject to this Section, an Eligible Employee of an Employer that shall be a Contributing Employer for purposes of this Section may elect to have a percentage of his or her Basic Compensation for each Payroll Period during which he or she shall be an Eligible Employee and shall have in effect an election with respect thereto withheld by his or her Employer and paid to the Trust Fund as a Salary Deferral Contribution. The designated percentage of an Eligible Employee’s Basic Compensation that he or she may elect to have withheld as a Salary Deferral Contribution shall be as follows: (i) with respect to a Nonhighly Compensated Eligible Employee and to an Eligible Employee who is a Collectively Bargained Employee, (A) effective prior to January 1, 2009, a whole percentage between one percent (1%) and twenty percent (20%), inclusive, and (B) effective on and after January 1, 2009, a whole percentage between one percent (1%) and seventy-five percent (75%); and (ii) with respect to a Highly Compensated Eligible Employee other than a Highly Compensated Eligible Employee who is a Collectively Bargained Employee, (A) a whole percentage between one percent (1%) and twenty percent (20%), inclusive, if the Eligible Employee is not an Eligible Participant and (B) otherwise, a whole percentage between one percent (1%) and nine percent; provided, however, that the Plan Administrator may also take any such actions as the Plan Administrator may determine to be necessary or desirable in order to avoid distributions of Excess Contributions pursuant to Section 3.9(b)(iii) or 3.11(c) of this Plan, including, but not limited to, requiring that the designated percentage of a Highly Compensated Eligible Employee’s Basic Compensation to be withheld as a Salary Deferral Contribution shall not exceed a specified percentage determined by the Plan Administrator.

(b) Elections. Subject to any procedures established by the Plan Administrator pursuant to Subsection (d) below, a Participant may make, change, or revoke an election with respect to Salary Deferral Contributions only as described in Paragraphs (i) through (iii) below:

(i) Initial Election and Changes. An Eligible Employee may make his or her initial election to have Salary Deferral Contributions made on his or her behalf by properly completing an election form and filing it with the Plan Administrator. Such initial election shall be effective for successive Payroll Periods starting with the Payroll Period that begins on or as soon as administratively possible after the Eligible Employee’s Entry Date or, if the Eligible Employee has not filed a properly completed election form with the Plan Administrator by such date, starting with the Payroll Period that begins on or as soon as administratively possible after the Eligible Employee files a properly completed election form with the Plan Administrator so long as the Eligible Employee remains an Eligible Employee on the first (1st) day of such Payroll Period.

An Eligible Employee who has in effect an election to have Salary Deferral Contributions made on his or her behalf may change such election by properly completing an election form and filing it with the Plan Administrator. Such election shall be effective for successive Payroll Periods starting with the Payroll Period beginning as soon as administratively possible on or after the Eligible

Employee files the election form with the Plan Administrator so long as the individual remains an Eligible Employee on the first day of such Payroll Period.

(ii) Revocations. An Eligible Employee may at any time revoke an existing election with respect to Salary Deferral Contributions by filing with the Plan Administrator a new election form that provides for such revocation. Any such revocation shall be effective for Payroll Periods beginning as soon as administratively possible after the date that the Eligible Employee files the election form with the Plan Administrator.

(iii) Deemed Elections. Except as otherwise provided by the Plan Administrator, the Salary Deferral Contributions designated to be made on behalf of an Eligible Employee on the last election form properly completed by the Eligible Employee and filed with the Plan Administrator shall continue until the earlier of (A) the date that the individual ceases to be an Eligible Employee or (B) the effective date of a subsequent election form with respect to Salary Deferral Contributions properly completed by the Eligible Employee and filed with the Plan Administrator.

(c) Employer Withholding and Transmittal to Trust Fund. Each Employer who has Eligible Employees on whose behalf elections with respect to Salary Deferral Contributions shall be in effect for a Payroll Period shall withhold the designated Salary Deferral Contribution from each such Eligible Employee’s Basic Compensation in accordance with the respective such election. Then, as soon as administratively possible after each Valuation Date, the Employer shall pay to the Trustee the aggregate Salary Deferral Contributions that were withheld from its Eligible Employees’ Basic Compensation for the Valuation Period that ends on such date; provided, however, that, notwithstanding an election with respect to Salary Deferral Contributions made by a Highly Compensated Eligible Employee, the Plan Administrator may take any such actions as the Plan Administrator may determine to be necessary or desirable in order to avoid distributions of Excess Contributions pursuant to Section 3.9(b)(iii) of this Plan, including, but not limited to, prohibiting the payment to the Trustee of Salary Deferral Contributions that would otherwise be so paid on behalf of the Highly Compensated Eligible Employee for the remainder of a Plan Year and specifying the amount of any Salary Deferral Contribution that would otherwise be paid to the Trustee on behalf of the Highly Compensated Eligible Employee as may be so paid.

(d) Election Form Procedures. The Plan Administrator shall adopt and may amend procedures to be followed by Eligible Employees in electing to make, to change, or to revoke Salary Deferral Contributions and, pursuant thereto, may, among other actions, format election forms, establish deadlines for elections, develop an approval process for elections, and determine the methods under which a Participant’s Salary Deferral Contributions may be distributed to him or her, if necessary, pursuant to Section 3.9 or 3.11 of this Plan.

(e) Suspension of Salary Deferral Contributions. Notwithstanding the foregoing Subsections, an Eligible Employee who has received a hardship distribution pursuant to Section 6.11 of this Plan shall not be permitted to have Salary Deferral Contributions made on his or her behalf for six (6) months following the Eligible Employee’s receipt of the hardship distribution.

3.4 Matching Contributions.

(a) Required Contributions. With respect to each Employer that shall be a Contributing Employer for purposes of this Section, as of each Valuation Date, (a) with respect to each individual who was an Eligible Participant of the Employer at any time during the one (1) or more Payroll Periods included in the Valuation Period ending on such Valuation Date and on whose behalf a Salary Deferral Contribution was made for any such Payroll Period, there shall be made a Matching Contribution with respect to each such Salary Deferral Contribution in an amount equal to the Match Amount; and (b) as soon as administratively possible after the Valuation Date, the Employer shall pay to the Trustee an amount equal to the aggregate Matching Contributions so determined for the Valuation Period ending on such date; provided, however, that, if the Valuation Date is a Forfeiture Allocation Date for the Employer, the Employer shall pay to the Trustee an amount equal to the excess (if any) of such aggregate Matching Contributions over the difference between (i) the balance in the Employer’s Forfeitures Account (if any) as of such Valuation Date and (ii) any amount thereof as shall have been earmarked as of such Valuation Date to be used as all or part of the Employer’s Unilateral Employer Contribution (if any) for the respective Valuation Period pursuant to Section 3.1 of this Plan.

(b) Definition. For purposes of this Section, the term “Match Amount” shall mean, with respect to an Eligible Participant, (i) or (ii), as applicable:

(i) Except as otherwise required pursuant to (ii) below, an amount equal to the lesser of (A) fifty percent (50%) of the Salary Deferral Contribution or (B) three percent (3%) of the Eligible Participant’s Basic Compensation for the Payroll Period from which the Salary Deferral Contribution was withheld.

(ii) The amount required pursuant to the terms of the collective bargaining agreement covering the Eligible Participant as set forth in Appendix D to this Plan.

3.5 Additional Employer Contributions. Notwithstanding any other provision of this Plan:

(a) Corrective Contributions. An Employer shall make any such contribution to the Trust Fund on behalf of an Eligible Employee or an Eligible Participant as the Plan Administrator may determine shall be required to correct a Participant’s Account, including, but not limited to, a correction to include an individual who was erroneously excluded from participation in this Plan.

(b) Required Contributions. An Employer shall make any such contribution to the Trust Fund on behalf of an Eligible Employee or an Eligible Participant as the Plan Administrator may determine shall be required to comply with USERRA.

3.6 Transferred Contributions.

(a) Rollovers. A Participant shall be entitled, upon receipt of the consent of the Plan Administrator, to have transferred to the Trust Fund cash or other property constituting:

(i) a direct rollover of an eligible rollover distribution from (1) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions, (2) an annuity contact described in Code Section 403(b), excluding after-tax employee contributions, or (3) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(ii) a participant contribution of an eligible rollover distribution from (1) a qualified plan described in Code Section 401(a) or 403(a), (2) an annuity contact described in Code Section 403(b), or (3) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(iii) a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

For purposes of this Section 3.6(a), “eligible rollover distribution” shall be as defined in Code Section 402(f)(2)(A) and “direct rollover” shall be a direct trustee-to-trustee transfer in accordance with Code Section 401(a)(31).

(b) Trustee-to-trustee Transfers.

(i) Individual Transfer. A Participant shall be entitled, upon receipt of the consent of the Plan Administrator, to have transferred to the Trust Fund, in the form of a trustee-to-trustee transfer, cash or other property representing his or her account in, or benefits under, another qualified trust or a qualified annuity plan.

(ii) Plan Transfer. Pursuant to any merger of this Plan with another qualified plan, or any transfer of assets to this Plan from another qualified plan, the Plan Administrator may determine that all or any portion of the amount trustee-to-trustee transferred to the Plan on a Participant’s behalf shall be deemed to be a Transferred Contribution made on the Participant’s behalf.

3.7 Conditional Employer Contributions. Any contribution made to the Trust Fund by an Employer pursuant to Section 3.1, 3.2, 3.3, 3.4 or 3.5 of this Plan shall be conditioned upon its deductibility under Code Section 404 and shall be subject to reversion to the Employer in accordance with Section 3.8 of this Plan.

3.8 Reversion of Employer Contributions. No contribution made to the Trust Fund by an Employer pursuant to Section 3.1, 3.2, 3.3, 3.4 or 3.5 of this Plan may revert to the Employer except as follows:

(a) Mistake of Fact. If the Employer made the contribution by reason of a mistake of fact, the contribution, to the extent attributable to the mistake of fact, may be returned to the Employer within one (1) year after the payment of the contribution.

(b) Deductibility. If the Internal Revenue Service disallows a deduction taken by the Employer for the contribution under Code Section 404, the contribution, to the extent determined to be nondeductible, may be returned to the Employer within one (1) year after the disallowance of the deduction.

Upon any reversion of a Salary Deferral Contribution pursuant to this Section, the Employer receiving the reversion shall pay the amount of such Salary Deferral Contribution to the Participant (or former Participant) on whose behalf the Salary Deferral Contribution was made as soon as administratively possible after the Employer’s receipt thereof.

3.9 Actual Deferral Percentage Test.

(a) In General. As soon as possible after the end of each Plan Year, the Plan Administrator shall determine whether the Actual Deferral Percentage Test is met with respect to each Eligible Employee Testing Group for the Plan Year; provided, however, that the Actual Deferral Percentage Test shall be deemed to have been met with respect to an Eligible Employee Testing Group for the Plan Year if all of the Eligible Employees in such group are (i) Highly Compensated Eligible Employees for the Plan Year or (ii) Nonhighly Compensated Eligible Employees for the Plan Year. If the Actual Deferral Percentage Test is not met with respect to an Eligible Employee Testing Group, the Plan Administrator shall take the steps in Subsection (b) below.

(b) Corrections for Compliance with Actual Deferral Percentage Test. Notwithstanding any other provision of this Plan, in order that the Actual Deferral Percentage Test shall be met for the Plan Year with respect to an Eligible Employee Testing Group, the Plan Administrator shall determine and cause to be distributed the Excess Contributions of the Eligible Employee Testing Group for the Plan Year in accordance with Paragraphs (i) through (vi) below:

(i) Reduction of Deferral Percentages. The Plan Administrator shall determine a reduced Deferral Percentage for one (1) or more Highly Compensated Eligible Employees in the Eligible Employee Testing Group pursuant to the following leveling process: (A) first, the Deferral Percentage for the Highly Compensated Eligible Employee in such group with the highest Deferral Percentage shall be reduced to equal the greater of the percentage that enables the Actual Deferral Percentage Test to be met or the second (2nd) highest Deferral Percentage of any Highly Compensated Eligible Employee in such group; (B) secondly, the Deferral Percentage for the Highly Compensated Eligible Employee in such group with the second (2nd) highest Deferral Percentage (before the reduction in (A) above) shall be reduced to equal the greater of the percentage that enables the Actual Deferral Percentage Test to be met or the third (3rd) highest Deferral Percentage of any Highly Compensated Eligible Employee in such group; and (C) such leveling process shall be continued only until the Actual Deferral Percentage Test is met when such reduced Deferral Percentages are used; provided, however, that, in the event that more than one (1) Highly Compensated Eligible Employee has the same Deferral Percentage, each such Eligible Employee’s Deferral Percentage shall be reduced (if at all) to the same percentage, which shall be determined on a pro-rata basis if necessary.

(ii) Determination of Excess Contributions. The Plan Administrator shall determine the Excess Contributions as the sum, with respect to the group of Highly Compensated Eligible Employees whose Deferral Percentages were reduced pursuant to Paragraph (i) above, of the product, calculated for each such Highly Compensated Eligible Employee, of (A) the Highly Compensated Eligible Employee’s Basic Compensation as was used to determine his or her Deferral Percentage before such reduction and (B) the difference between (I) such Deferral Percentage and (II) his or her Deferral Percentage after such reduction.

(iii) Determination of Individual Excess Contributions. The Plan Administrator shall determine, with respect to the Highly Compensated Eligible Employees in the Eligible Employee Testing Group, his or her Individual Excess Contributions as the difference between his or her Applicable Salary Deferral Contributions and his or her Applicable Salary Deferral Contributions after any reduction thereof in accordance with the following leveling process: (A) first, the Applicable Salary Deferral Contributions of the Highly Compensated Eligible Employee in such group with the highest Applicable Salary Deferral Contributions shall be reduced such that either (I) his or her Individual Excess Contributions equal the Excess Contributions or (II) his or her Applicable Salary Deferral Contributions equal the second (2nd) highest Applicable Salary Deferral Contributions of any Highly Compensated Eligible Employee in such group, based on whichever reduction is less; (B) secondly, the Applicable Salary Deferral Contributions of the Highly Compensated Eligible Employee in such group with the second (2nd) highest Applicable Salary Deferral Contributions shall be reduced such that either (I) the aggregate Individual Excess Contributions so determined equal the Excess Contributions or (II) his or her Applicable Salary Deferral Contributions equal the third (3rd) highest Applicable Salary Deferral Contributions of any Highly Compensated Eligible Employee in such group, based on whichever reduction is less; and (C) such leveling process shall be continued only until the aggregate Individual Excess Contributions so determined equal the Excess Contributions; provided, however, that, in the event that more than one (1) Highly Compensated Eligible Employee has the same amount of Applicable Salary Deferral

Contributions, each such Eligible Employee’s Applicable Salary Deferral Contributions shall be reduced (if at all) to the same amount, which shall be determined on a pro-rata basis if necessary.

(iv) Distribution of Distributable Excess Contributions. On any Distribution Date, the Plan Administrator shall cause to be distributed to each Highly Compensated Eligible Employee in the Eligible Employee Testing Group (other than any such Highly Compensated Eligible Employee who has no balance in his or her Salary Deferral Contributions Subaccount) his or her Distributable Excess Contributions (if any) (or any such lesser amount as remains in his or her Salary Deferral Contributions Subaccount), plus or minus any earnings or losses, respectively, allocable thereto as determined pursuant to Paragraph (vi)(A) below.

(v) Forfeiture of Matching Contributions. Any Matching Contributions attributable to a Participant’s Distributable Excess Contributions, plus or minus any earnings or losses, respectively, allocable thereto as determined pursuant to Paragraph (vi)(B) below, shall be forfeited as of the Distribution Date applicable pursuant to Paragraph (iv) above.

(vi) Determination of Earnings or Losses.

(A) Distributable Excess Contributions. The earnings or losses allocable to a Participant’s Distributable Excess Contributions as of the applicable Distribution Date shall equal (I) the aggregate earnings or losses allocable to the Participant’s Salary Deferral Contributions for the Plan Year multiplied by (II) a fraction, the numerator of which is the amount of the Participant’s Distributable Excess Contributions and the denominator of which is (1) the balance in the Participant’s Salary Deferral Contributions Subaccount as of the first (1st) day of the Plan Year plus (2) the Salary Deferral Contributions made on the Participant’s behalf for the Plan Year.

(B) Forfeited Matching Contributions. The earnings or losses allocable to a Participant’s Matching Contributions forfeited pursuant to Paragraph (v) above as of the applicable Distribution Date shall equal (I) the earnings or losses allocable to the Matching Contributions made on the Participant’s behalf for all or the portion of the Plan Year preceding the Distribution Date multiplied by (II) a fraction, the numerator of which is the amount of the Matching Contributions to be forfeited and the denominator of which is (1) the balance in the Participant’s Matching Contributions Subaccount as of the first (1st) day of the Plan Year plus (2) the Matching Contributions made on the Participant’s behalf for all or the portion of the Plan Year preceding the Distribution Date.

(c) Retesting. In the event that, subsequent to the time that the Plan Administrator has determined compliance for a Plan Year with the Actual Deferral Percentage Test with respect to an Eligible Employee Testing Group, a Highly Compensated Eligible Employee in such group who has received a distribution of Distributable Excess Contributions pursuant to Subsection (b) above notifies the Plan Administrator pursuant to Section 3.11(a)(i) of this Plan of an amount to be designated as Excess Deferrals for the Plan Year, the Plan Administrator shall again determine whether the Actual Deferral Percentage Test is met with respect to the Eligible Employee Testing Group for the Plan Year and, if not, the Plan Administrator shall take the steps in Subsection (b) above; where, for such purposes, the Applicable Salary Deferral Contributions of such Highly Compensated Eligible Employee shall be increased by the difference between the amount of the Distributable Excess Contributions that he or she received and the amount of the newly designated Excess Deferrals.

(d) Definitions. For purposes of this Section:

(i) The term “Distributable Excess Contributions” shall mean, as of a Distribution Date for a Highly Compensated Eligible Employee who has Individual Excess Contributions for a Plan Year, the difference (if positive) between such Individual Excess Contributions and any amount of the Applicable Salary Deferral Contributions made on behalf of the Highly Compensated Eligible Employee already distributed to him or her as of the Distribution Date pursuant to Section 3.11(b) of this Plan.

(ii) The term “Distribution Date” shall mean, with respect to a Plan Year, a date during the next succeeding Plan Year.

(iii) The term “Individual Excess Contributions” shall mean, with respect to a Highly Compensated Eligible Employee in an Eligible Employee Testing Group for a Plan Year, the amount (if any) determined for the Highly Compensated Eligible Employee for the Plan Year pursuant to Subsection (b)(iii) above.

(e) Incorporation by Reference. Salary Deferral Contributions are subject to the limits of Code Section 401(k)(3), as described above. Plan provisions relating to the Code Section 401(k)(3) limits are to be interpreted and applied in accordance with Code Sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

3.10 Actual Contribution Percentage Test.

(a) In General. As soon as possible after the end of each Plan Year, the Plan Administrator shall determine whether the Actual Contribution Percentage Test is met with respect to each Eligible Participant Testing Group for the Plan Year; provided, however, that the Actual Contribution Percentage Test shall be deemed to have been met with respect to an Eligible Participant Testing Group for the Plan Year if all of the Eligible Participants in such group are (i) Highly Compensated Eligible Participants for the Plan Year, (ii) Nonhighly Compensated Eligible Participants for the Plan Year, or (iii) Collectively Bargained Employees during the Plan Year. If the Actual Contribution Percentage Test is not met with respect to an Eligible Participant Testing Group, the Plan Administrator shall take the steps in Subsection (b) below.

(b) Corrections for Compliance with Actual Contribution Percentage Test. Notwithstanding any other provision of this Plan, in order that the Actual Contribution Percentage Test shall be met for the Plan Year with respect to an Eligible Participant Testing Group, the Plan Administrator shall determine and cause to be forfeited and/or distributed the Excess Aggregate Contributions of the Eligible Participant Testing Group for the Plan Year in accordance with Paragraphs (i) through (vi) below:

(i) Reduction of Contribution Percentages. The Plan Administrator shall determine a reduced Contribution Percentage for one (1) or more Highly Compensated Eligible Participants in the Eligible Participant Testing Group pursuant to the following leveling process: (A) first, the Contribution Percentage for the Highly Compensated Eligible Participant in such group with the highest Contribution Percentage shall be reduced to equal the greater of the percentage that enables the Actual Contribution Percentage Test to be met or the second (2nd) highest Contribution Percentage of any Highly Compensated Eligible Participant in such group; (B) secondly, the Contribution Percentage for the Highly Compensated Eligible Participant in such group with the second (2nd) highest Contribution Percentage shall be reduced to equal the greater of the percentage that enables the Actual Contribution Percentage Test to be met or the third (3rd) highest Contribution Percentage of any Highly Compensated Eligible Participant in such group; and (C) such leveling process shall be continued only until the Actual Contribution Percentage Test is met when such reduced Contribution Percentages are used; provided, however, that, in the event that more than one (1) Highly Compensated Eligible Participant has the same Contribution Percentage, each such Eligible Participant’s Contribution Percentage shall be reduced (if at all) to the same percentage, which shall be determined on a pro-rata basis if necessary.

(ii) Determination of Excess Aggregate Contributions. The Plan Administrator shall determine the Excess Aggregate Contributions as the sum, with respect to the group of Highly Compensated Eligible Participants whose Contribution Percentages were reduced pursuant to Paragraph (i) above, of the product, calculated for each such Highly Compensated Eligible Participant, of (A) the Highly Compensated Eligible Participant’s Basic Compensation as was used to determine his or her Contribution Percentage before such reduction and (B) the difference between (I) such Contribution Percentage and (II) his or her Contribution Percentage after such reduction.

(iii) Determination of Individual Excess Aggregate Contributions. The Plan Administrator shall determine, with respect to each Highly Compensated Eligible Participant in the Eligible Participant Testing Group, his or her Individual Excess Aggregate Contributions as the difference between his or her Applicable Matching Contributions and his or her Applicable Matching Contributions after any reduction thereof in accordance with the following leveling process: (A) first, the Applicable Matching Contributions of the Highly Compensated Eligible Participant in such group with the highest Applicable Matching Contributions shall be reduced such that either (I) his or her Individual Excess Aggregate Contributions equal the Excess Aggregate Contributions or (II) his or her Applicable Matching Contributions equal the second (2nd) highest Applicable Matching

Contributions of any Highly Compensated Eligible Participant in such group, based on whichever reduction is less; (B) secondly, the Applicable Matching Contributions of the Highly Compensated Eligible Participant in such group with the second (2nd) highest Applicable Matching Contributions shall be reduced such that either (I) the aggregate Individual Excess Aggregate Contributions so determined equal the Excess Aggregate Contributions or (II) his or her Applicable Matching Contributions equal the third (3rd) highest Applicable Matching Contributions of any Highly Compensated Eligible Participant in such group, based on whichever reduction is less; and (C) such leveling process shall be continued only until the aggregate Individual Excess Aggregate Contributions so determined equal the Excess Aggregate Contributions; provided, however, that, in the event that more than one (1) Highly Compensated Eligible Participant has the same amount of Applicable Matching Contributions, each such Eligible Participant’s Applicable Matching Contributions shall be reduced (if at all) to the same amount, which shall be determined on a pro-rata basis if necessary.

(iv) Distribution of Distributable Excess Aggregate Contributions. On any Distribution Date, the Plan Administrator shall cause to be distributed to each Highly Compensated Eligible Participant in the Eligible Participant Testing Group (other than any such Highly Compensated Eligible Participant who has no balance in his or her Matching Contributions Subaccount) his or her Distributable Excess Aggregate Contributions (if any) (or any such lesser amount thereof as remains in his or her Matching Contributions Subaccount), plus or minus any earnings or losses, respectively, allocable thereto as determined pursuant to Paragraph (vi)(A) below.

(v) Forfeiture of Forfeitable Excess Aggregate Contributions. On any Distribution Date, the Plan Administrator shall cause to be forfeited, with respect to each Highly Compensated Eligible Participant in the Eligible Participant Testing Group (other than any such Highly Compensated Eligible Participant who has no balance in his or her Matching Contributions Subaccount), his or her Forfeitable Excess Aggregate Contributions (if any) (or any such lesser amount thereof as remains in his or her Matching Contributions Subaccount), plus or minus any earnings or losses, respectively, allocable thereto as determined pursuant to Paragraph (vi)(B) below.

(vi) Determination of Earnings or Losses.

(A) Distributable Excess Aggregate Contributions. The earnings or losses allocable to a Participant’s Distributable Excess Aggregate Contributions as of the applicable Distribution Date shall equal (I) the aggregate earnings or losses allocable to the Participant’s Matching Contributions for the Plan Year multiplied by (II) a fraction, the numerator of which is the amount of the Participant’s Distributable Excess Aggregate Contributions and the denominator of which is (1) the balance in the Participant’s Matching Contributions Subaccount as of the first (1st) day of the Plan Year plus (2) the Matching Contributions made on the Participant’s behalf for the Plan Year.

(B) Forfeitable Excess Aggregate Contributions. The earnings or losses allocable to a Participant’s Forfeitable Excess Aggregate Contributions as of the applicable Distribution Date shall equal (I) the aggregate earnings or losses allocable to the Participant’s Matching Contributions for the Plan Year multiplied by (II) a fraction, the numerator of which is the amount of the Participant’s Forfeitable Excess Aggregate Contributions and the denominator of which is (1) the balance in the Participant’s Matching Contributions Subaccount as of the first (1st) day of the Plan Year plus (2) the Matching Contributions made on the Participant’s behalf for the Plan Year.

(c) Definitions. For purposes of this Section:

(i) The term “Distributable Excess Aggregate Contributions” shall mean, with respect to a Highly Compensated Eligible Participant in an Eligible Participant Testing Group for a Plan Year, the difference (if positive) between (A) the amount of the Eligible Participant’s Individual Excess Aggregate Contributions for the Plan Year and (B) the amount of his or her Forfeitable Excess Aggregate Contributions for the Plan Year.

(ii) The term “Distribution Date” shall mean, with respect to a Plan Year, a date during the next succeeding Plan Year.

(iii) The term “Forfeitable Excess Aggregate Contributions” shall mean, with respect to a Highly Compensated Eligible Participant in an Eligible Participant Testing Group for a Plan Year, the amount (if any) of his or her Individual Excess Aggregate Contributions for the Plan Year as equal all or any portion of his or her Applicable Matching Contributions for the Plan Year that are not included in his or her Nonforfeitable Account.

(iv) The term “Individual Excess Aggregate Contributions” shall mean, with respect to a Highly Compensated Eligible Participant in the Eligible Participant Testing Group for a Plan Year, the amount determined for the Highly Compensated Eligible Participant for the Plan Year pursuant to Subsection (b)(iii) above.

(d) Incorporation by Reference. Matching Contributions are subject to the limits of Code Section 401(m), as described above. Plan provisions relating to the Code Section 401(m) limits are to be interpreted and applied in accordance with Code Sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

3.11 Determination and Correction of Excess Deferrals.

(a) Determination of Excess Deferrals. A Participant’s Excess Deferrals (if any) for a calendar year shall be determined as follows:

(i) Excess Under This Plan and Other Plans. If, as of any date during the calendar year, the sum of (A) the aggregate Salary Deferral Contributions made on the Participant’s behalf during the calendar year less any such Salary Deferral Contributions that were distributed to the Eligible Employee pursuant to Section 4.8(b) of this Plan and (B) the aggregate of any other elective deferrals, as such term is defined in Department of Treasury Regulation Section 1.402(g)-1(b), made on the Participant’s behalf during the calendar year exceeds the Salary Deferral Limit, the Participant may designate that any portion of such excess amount shall be considered to be Excess Deferrals by notifying the Plan Administrator in writing thereof at any time during the calendar year or by the March fifteenth (15th) next following the last day of the calendar year; provided, however, that the Plan Administrator may require the Participant to certify or otherwise to establish that such designated amount should be considered to be Excess Deferrals.

(ii) Excess Under This Plan and Plans of Affiliated Employers. If, as of any date during the calendar year, the sum of (A) the aggregate Salary Deferral Contributions made on the Participant’s behalf during the calendar year less any such Salary Deferral Contributions that were distributed to the Eligible Employee pursuant to Section 4.8(b) of this Plan and (B) the aggregate of any other elective deferrals, as such term is defined in Department of Treasury Regulation Section 1.402(g)-1(b), made on the Participant’s behalf during the calendar year under a plan of an Employer exceeds the Salary Deferral Limit described in Paragraph (i) above, the Participant shall be deemed to have designated that such excess amount shall be considered to be Excess Deferrals.

(b) Distribution of Excess Deferrals. On any Distribution Date for a calendar year, the Plan Administrator shall distribute to a Participant who has Excess Deferrals for the calendar year (other than a Participant who received a complete distribution of his or her Salary Deferral Contributions Subaccount), an amount that shall equal the lesser of (i) the balance in the Participant’s Salary Deferral Contributions Subaccount or (ii) the Distributable Excess Deferrals, plus any earnings or minus any losses allocable to the Distributable Excess Deferrals, as determined pursuant to Subsection (d)(i) below.

(c) Forfeiture of Matching Contributions. Any Matching Contributions attributable to a Participant’s Excess Deferrals that are distributed pursuant to Subsection (b) above, plus any earnings or minus any losses allocable thereto, as determined pursuant to Subsection (d)(ii) below, shall be forfeited as of the Distribution Date applicable pursuant to Subsection (b).

(d) Determination of Earnings or Losses.

(i) Distributable Excess Deferrals. The earnings or losses allocable to a Participant’s Distributable Excess Deferrals as of the applicable Distribution Date shall equal (A) the earnings or losses allocable to the Salary Deferral Contributions made on the Participant’s behalf for all or the portion of the calendar year preceding the Distribution Date and the portion (if any) of the next succeeding calendar year preceding the Distribution Date multiplied by (B) a fraction, the numerator of which is the amount of the Distributable Excess Deferrals and the denominator of which is (I) the balance in the Participant’s Salary Deferral Contributions Subaccount as of the first (1st) day of the calendar year plus (II) the Salary Deferral Contributions made on the Participant’s behalf for all or the portion of the calendar year preceding the Distribution Date and the portion (if any) of the next succeeding calendar year preceding the Distribution Date.

(ii) Forfeited Matching Contributions. The earnings or losses allocable to a Participant’s Matching Contributions forfeited pursuant to Subsection (c) above as of the applicable Distribution Date shall equal (A) the earnings or losses allocable to the Matching Contributions made on the Participant’s behalf for all or the portion of the calendar year preceding the Distribution Date and the portion (if any) of the next succeeding calendar year preceding the Distribution Date multiplied by (B) a fraction, the numerator of which is the amount of the Matching Contributions to be forfeited and the denominator of which is (I) the balance in the Participant’s Matching Contributions Subaccount as of the first (1st) day of the calendar year plus (II) the Matching Contributions made on the Participant’s behalf for all or the portion of the calendar year preceding the Distribution Date and the portion (if any) of the next succeeding calendar year preceding the Distribution Date.

(e) Definitions. For purposes of this Section:

(i) The term “Distributable Excess Deferrals” shall mean, with respect to a Participant as of a Distribution Date for a calendar year, the lesser of (A) the Salary Deferral Contributions that, as of the Distribution Date, have been made on the Participant’s behalf during the calendar year or (B) the Excess Deferrals determined for the Participant for the calendar year pursuant to Subsection (a) above less any amount thereof already distributed to the Participant as of the Distribution Date pursuant to Section 3.9(b)(iv) of this Plan.

(ii) The term “Distribution Date” shall mean, with respect to a calendar year, a date during the calendar year or a date after the last day of the calendar year but before April fifteenth (15th) of the next succeeding calendar year.

ARTICLE IV

ALLOCATIONS AND ACCOUNTS

4.1 Allocation of Unilateral Employer Contributions and Forfeitures.

(a) Contribution Received. As soon as administratively possible after the Trustee’s receipt of an amount paid by a Contributing Employer for a Valuation Period pursuant to Section 3.1(a) of this Plan, in order to allocate the Unilateral Employer Contributions that are required to be made pursuant to Section 3.1 for the Valuation Period, the Trustee shall credit, as of the Valuation Date upon which such Valuation Period ends, such portion of the Allocable Unilateral Amount as equals each such Unilateral Employer Contribution to the Employer Contributions Subaccount of the respective Eligible Participant; where, for purposes of this Subsection, the term “Allocable Unilateral Amount” shall mean the amount so received by the Trustee plus, if the Valuation Date is a Forfeiture Allocation Date for the Contributing Employer, the amount (if any) in the Contributing Employer’s Forfeitures Account as of such Valuation Date.

(b) No Contribution to be Received. As soon as administratively possible after each Valuation Date that is a Forfeiture Allocation Date for a Contributing Employer, if no amount shall be forthcoming from the Contributing Employer for the Valuation Period ending on such Valuation Date pursuant to Section 3.1 of this Plan because the Unilateral Employer Contributions that are required to be made pursuant to Section 3.1 for such Valuation Period shall be paid entirely from the Contributing Employer’s Forfeitures Account, in order to allocate such Unilateral Employer Contributions, the Trustee shall credit, as of the Valuation Date, an amount from the Contributing Employer’s Forfeitures Account equal to each such Unilateral Employer Contribution to the Employer Contributions Subaccount of the respective Eligible Participant.

4.2 Allocation of Discretionary Employer Contributions and Forfeitures.

(a) Contribution Received. As soon as administratively possible after the Trustee’s receipt of any amount paid by a Contributing Employer for a Plan Year pursuant to Section 3.2 of this Plan, in order to allocate the Contributing Employer’s Discretionary Employer Contribution and/or Forfeitures for such Plan Year, the Trustee shall allocate the Allocable Discretionary Amount among the Employer Contributions Subaccounts of the individuals who were Eligible Participants of the Contributing Employer on the last day of such Plan Year by crediting to each such Subaccount an amount that bears the same ratio to the Allocable Discretionary Amount as the Basic Compensation of the respective Eligible Participant for the Plan Year to which such Discretionary Employer Contribution relates bears to the aggregate Basic Compensation of all such Eligible Participants for such Plan Year; where, for purposes of this Subsection, the term “Allocable Discretionary Amount” shall mean the amount so received by the Trustee plus the amount (if any) in the Contributing

Employer’s Forfeitures Account as of the last day of such Plan Year after any amounts thereof were allocated pursuant to Section 4.4 of this Plan.

(b) No Contribution to be Received. As soon as administratively possible after the last day of each Plan Year, if the Discretionary Percentage for the Plan Year shall exceed zero percent (0%) for a Contributing Employer but no amount shall be forthcoming from the Contributing Employer for the Plan Year pursuant to Section 3.2 of this Plan because the Contributing Employer’s Discretionary Employer Contribution for such Plan Year shall be paid entirely from the Contributing Employer’s Forfeitures Account, in order to allocate such Discretionary Employer Contribution, the Trustee shall allocate the Allocable Discretionary Amount among the Employer Contributions Subaccounts of the individuals who were Eligible Participants of the Employer on the last day of such Plan Year in the manner provided in Subsection (a) above; where, for purposes of this Subsection, the term “Allocable Discretionary Amount” shall mean all or such portion of the amount in the Contributing Employer’s Forfeitures Account as of the last day of such Plan Year, after any amounts thereof were allocated pursuant to Section 4.4 of this Plan, as equals the product of the Discretionary Percentage and the aggregate Basic Compensation of such Eligible Participants for such Plan Year.

4.3 Allocation of Salary Deferral Contributions. As soon as administratively possible after the Trustee’s receipt of a Salary Deferral Contribution made on behalf of a Participant pursuant to Section 3.3 of this Plan, the Trustee shall allocate the Salary Deferral Contribution to the Participant by crediting the amount thereof to his or her Salary Deferral Contributions Subaccount; provided, however, that the Trustee shall not accept payment of a Salary Deferral Contribution that the Trustee receives later than the last day of the Plan Year following the Plan Year to which such Salary Deferral Contribution relates.

4.4 Allocation of Matching Contributions and Forfeitures.

(a) Contribution Received. As soon as administratively possible after the Trustee’s receipt of an amount paid by a Contributing Employer for a Valuation Period pursuant to Section 3.4 of this Plan, in order to allocate Matching Contributions for the Valuation Period, the Trustee shall credit such portion of the Allocable Matching Amount as equals each Matching Contribution that was required to be made on behalf of an Eligible Participant pursuant to Section 3.4 to his or her Matching Contributions Subaccount; where, for purposes of this Subsection, the term “Allocable Matching Amount” shall mean the amount so received by the Trustee plus, if the Valuation Date upon which such Valuation Period ends is a Forfeiture Allocation Date for the Contributing Employer, the amount (if any) in the Contributing Employer’s Forfeitures Account as of such Valuation Date after any amounts thereof were allocated pursuant to Section 4.1 of this Plan; provided, however, that the Trustee shall not accept payment of any amount to be credited as Matching Contributions that the Trustee receives later than the last day of the Plan Year following the Plan Year to which such Matching Contributions relate.

(b) No Contribution to be Received. As soon as administratively possible after each Valuation Date that is a Forfeiture Allocation Date for a Contributing Employer, if no amount shall be forthcoming from the Contributing Employer for the Valuation Period ending on such Valuation Date pursuant to Section 3.4 of this Plan because the Matching Contributions that are required to be made pursuant to Section 3.4 for the Valuation Period shall be paid entirely from the Contributing Employer’s Forfeitures Account, in order to allocate such Matching Contributions, the Trustee shall credit an amount from the Contributing Employer’s Forfeitures Account equal to each such Matching Contribution to the Matching Contributions Subaccount of the respective Eligible Participant.

4.5 Additional Employer Contributions. The Trustee shall allocate any contribution made by an Employer pursuant to Section 3.5 of this Plan as directed by the Plan Administrator as soon as administratively possible after the Trustee’s receipt thereof.

4.6 Allocation of Transferred Contributions. The Trustee shall allocate any Transferred Contribution made by or on behalf of a Participant to his or her Transferred Contributions Subaccount as soon as administratively possible after the Trustee’s receipt thereof.

4.7 Allocation of Forfeitures. Notwithstanding any provision of this Plan to the contrary, Forfeitures shall be allocated as of a Forfeiture Allocation Date pursuant to the following Sections of the Plan and in the following order of priority: (a) to reestablish Participants’ Accounts pursuant to Section 5.4 of this Plan; (b) to Eligible Participants’ Accounts as Matching Contributions pursuant to Section 4.4 of this Plan; (c) if applicable for a Plan Year, to Eligible Participants’ Accounts as Unilateral Employer Contributions pursuant to Section 4.1 of this Plan; (d) if applicable for a Plan Year, to Eligible Participants’ Accounts as Discretionary Employer Contributions pursuant to Section 4.2 of this Plan; (e) if applicable, to pay Top-heavy Contributions pursuant to Section 10.4 of this Plan; and (f) to pay the reasonable administrative expenses of the Plan pursuant to Section 4.10 of this Plan.

4.8 Code Section 415 Requirements.

(a) Limitations. Notwithstanding any other provision of this Plan, with respect to each Participant for a Plan Year, the Participant’s Annual Addition for the Plan Year shall not exceed the lesser of:

(i) One hundred percent (100%) of the Participant’s Compensation for the Plan Year; or

(ii) Forty thousand dollars ($40,000), as may be adjusted under Code Section 415(d).

(b) Excess Annual Additions. As soon as possible after the last day of each Plan Year, the Plan Administrator shall determine whether, due to a fact or circumstance described in regulations or any other Department of Treasury pronouncement under Code Section 415, reduction of any Participant’s Annual Addition is required in order to comply with the limitations in Subsection (a) above. If a reduction of a Participant’s Annual Addition is required, (i) the Plan Administrator shall return to the Participant a portion or all, as necessary, of the Participant’s Salary Deferral Contributions for the Plan Year; (ii) the Plan Administrator shall forfeit such Matching Contributions (if any) as were credited to the Participant’s Matching Contributions Subaccount with respect to any portion or all of the amount returned to the Participant pursuant to Paragraph (i) above; and (iii) the Plan Administrator shall forfeit a portion or all, as necessary, of the Unilateral Employer Contributions or Discretionary Employer Contributions credited to the Participant’s Account for the Plan Year. Any amounts forfeited pursuant to this Subsection (b) shall be held in a suspense account and shall be allocated pursuant to Subsection (c) below.

(c) Allocation of Excess Annual Additions. As soon as administratively possible after the last day of each Plan Year, the Trustee shall allocate any amount that has been held, on an Employer’s behalf, in a suspense account pursuant to Subsection (b) above since the last day of the preceding Plan Year among the Employer Contributions Subaccounts of Eligible Participants of the Employer on such day by crediting to each such Subaccount an amount that bears the same ratio to the amount being allocated as the Basic Compensation of the respective Eligible Participant for such Plan Year bears to the aggregate Basic Compensation of all such Eligible Participants for such Plan Year.

(d) Definition. For purposes of this Section, the term “Employer” shall include, for purposes of determining an individual’s Compensation and all other purposes, all other employers required to be aggregated with the Employer under Code Sections 414(b) and 414(c), as applied in accordance with Code Section 415(h), and Code Sections 414(m) and 414(o).

(e) Incorporation by Reference. Notwithstanding any provisions of this Plan to the contrary, benefits payable under this Plan shall not exceed the limits of Code Section 415 and the final Treasury regulations promulgated thereunder, the terms of which are hereby incorporated by reference; provided, however, that any specific Plan provisions and elections with respect to any provision of Code Section 415 as set forth herein that vary from any default rules under the final Treasury regulations under Code Section 415 shall be applied in addition to the generally incorporated Section 415 limitations.

4.9 Investment of Accounts. The Account of each Participant shall be separately invested subject to Subsections (a) through (c) below:

(a) Participant-directed Accounts. A Participant may direct the Trustee to invest all or any portion of the Participant’s Account in such investment(s) as the Plan Administrator shall designate from time to time, and a Beneficiary of a deceased Participant may direct the Trustee to invest all or any portion of the Participant’s Account, or such part thereof to which the Beneficiary shall be entitled, in such investment(s) as the Plan Administrator shall designate from time to time, including, but not limited to, common stock of the Plan Sponsor, which shall be “qualifying employer securities” within the meaning of ERISA Section 407(d)(5). A Participant may make his or her initial election to direct the investment of his or her Account by properly completing an investment option form and filing it with the Trustee, and, if a Participant who has died did not make an initial election to direct the investment of his or her Account, a Beneficiary of the deceased Participant may make such an initial election to direct the investment of the Participant’s Account, or such part thereof to which the Beneficiary shall be entitled, by properly completing an investment option form and filing it with the Trustee.

If an initial investment option form has been filed with respect to a Participant’s Account, the Participant or a Beneficiary of the Participant, if deceased, may elect to change the investment election with respect to the investment of future amounts credited to the Account and/or with respect to the investment of all or a designated portion of the current balance of the Account, or part thereof to which the Beneficiary shall be entitled, as applicable, by so designating on a new investment option form and filing the form with the Trustee or, in accordance with procedures adopted by the Plan Administrator, by so notifying the Trustee in any manner acceptable to the Trustee. Except as otherwise provided by the Plan Administrator or the Trustee with respect to one (1) or more investment options, any investment election made pursuant to this Subsection by a Participant or a Beneficiary of a deceased Participant shall be effective as soon as administratively possible after the date that the Participant or Beneficiary files the investment option form with the Trustee or otherwise notifies the Trustee of his or her election in accordance with this Subsection, and such election shall continue in effect until the effective date of a subsequent investment election properly made.

The Plan Administrator shall adopt and may amend procedures to be followed by Participants and Beneficiaries of deceased Participants in electing to direct investments pursuant to this Subsection. In establishing any such procedures, the Plan Administrator may, among other actions, format investment option forms and establish deadlines for elections.

(b) Nondirected Accounts. The Plan Administrator shall from time to time designate the fund in which shall be invested any Account (or portion of an Account) for which an investment option election has not been made pursuant to Subsection (a) above.

(c) Earnings or Losses. The earnings or losses attributable to the assets in each of a Participant’s Subaccounts shall be credited to or deducted from, as applicable, the respective Subaccounts at intervals during the Plan Year as shall be consistent with the investment of the Account pursuant to this Section.

4.10 Determination and Allocation of Expenses. The Plan Administrator shall determine which expenses (if any) reasonably incurred in the operation and administration of the Plan shall be paid by the Plan Sponsor and which such expenses (if any) shall be paid by the Trustee from assets of the Trust Fund accrued either by debiting each Employer’s Forfeitures Account by a specified dollar amount or by debiting each Participant’s Account by a specified administrative fee, and the Plan Administrator shall instruct the Trustee accordingly; provided, however, that the Plan Administrator may require, on a uniform and nondiscriminatory basis, that the Trustee charge against a Participant’s Account any expenses properly applicable to specific transactions involving the Participant’s Account, including, but not limited to, a loan to the Participant pursuant to Section 6.16 of this Plan.

4.11 Corrections. Notwithstanding any other provision of this Plan, in the event that the Plan Administrator determines, in its sole discretion, that there has been an incorrect credit to or debit from an Account, the Plan Administrator shall take any such actions as it may deem, in its sole discretion, to be necessary or desirable to correct such prior incorrect credit or debit.

4.12 Determination of Value of Accounts. The fair market value of each Account shall be determined as of any date of valuation as follows:

(a) The fair market value of the Account (if any) as of the last preceding date of valuation; plus

(b) Any amount of Unilateral Employer Contributions credited to the Account pursuant to Section 4.1 of this Plan since the last preceding Valuation Date after any forfeiture thereof pursuant to Section 4.8(b) or 5.4(a) of this Plan; plus

(c) Any amount of a Discretionary Employer Contribution credited to the Account pursuant to Section 4.2 of this Plan since the last preceding date of valuation after any forfeiture thereof pursuant to Section 4.8(b) or 5.4 of this Plan; plus

(d) Any Salary Deferral Contributions credited to the Account pursuant to Section 4.3 of this Plan since the last preceding date of valuation after any distribution thereof pursuant to Section 3.9(b)(iv), 3.11(b), or 4.8(b) of this Plan; plus

(e) Any Matching Contributions credited to the Account pursuant to Section 4.4 of this Plan since the last preceding date of valuation after any distribution thereof pursuant to Section 3.10(b)(iv) or forfeiture thereof pursuant to Section 3.9(b)(v), 3.10(b)(v), 3.11(c), 4.8(b) or 5.4 of this Plan; plus

(f) Any other contribution amounts credited to the Account pursuant to Section 4.5 of this Plan since the last preceding date of valuation; plus

(g) Any Transferred Contributions credited to the Account pursuant to Section 4.6 of this Plan since the last preceding date of valuation; plus

(h) Any earnings on assets in the Account credited thereto pursuant to Section 4.9(c) of this Plan since the last preceding date of valuation; plus

(i) Any amounts credited to the Account pursuant to Section 4.11 or 5.4 of this Plan since the last preceding date of valuation; less

(j) Any losses on assets in the Account deducted therefrom pursuant to Section 4.9(c) of this Plan since the last preceding date of valuation; less

(k) Any expenses attributable to assets in the Account deducted therefrom pursuant to Section 4.10 of this Plan since the last preceding date of valuation; less

(l) Any amounts deducted from the Account pursuant to Section 3.8 or 4.11 of this Plan since the last preceding date of valuation; less

(m) Any cash amounts and the fair market value of any property distributed or transferred to or on behalf of the respective Participant from the Account since the last preceding date of valuation.

4.13 Value Determinations. The Trustee and the Plan Administrator shall exercise their best judgment in determining any issue of value. All such determinations of value shall be binding upon all Participants and their Beneficiaries.

ARTICLE V

VESTING AND FORFEITURES

5.1 Amounts Subject to Vesting.

(a) Vesting Schedules.

(i) Employer Contributions Subaccounts and Matching Contributions Subaccounts.

(A) Employer Contributions on and after December 27, 2003. A Participant’s Employer Contributions Subaccount attributable to any Employer Contributions made on his or her behalf for Payroll Periods beginning on or after December 27, 2003 (if any) shall become nonforfeitable in accordance with the following:

Years of Service	Nonforfeitable Percentage
Less than 3	0%
3 or more	100%

(B) Matching Contributions on and after December 27, 2002. A Participant’s Matching Contributions Subaccount attributable to any Matching Contributions made on his or her behalf for Payroll Periods beginning on or after December 27, 2002 (if any) shall become nonforfeitable in accordance with the following:

Years of Service	Nonforfeitable Percentage
Less than 3	0%
3 or more	100%

(C) Jacobs Vehicle Employees. With respect to an Employee of Jacobs Vehicle Systems, Inc. who became a Collectively Bargained Employee on or before April 14, 2002, the Participant’s Employer Contributions Subaccount and Matching Contributions Subaccount shall become nonforfeitable in accordance with the following:

Years of Service	Nonforfeitable Percentage
Less than 3	0%
3 or more	100%

(D) Joslyn Employees. With respect to an employee of Joslyn who became an Employee on January 1, 1997, the Participant’s Employer Contributions Subaccount and Matching Contributions Subaccount shall at all times be nonforfeitable.

(E) Kollmorgen Collectively Bargained Employees. With respect to an Employee of Kollmorgen who becomes a Collectively Bargained Employee on or after December 1, 2000, the Participant’s Matching Contributions Subaccount attributable to any Matching Contributions made on his or her behalf for payroll periods beginning prior to August 18, 2002 (if any) shall become nonforfeitable in accordance with the following:

Years of Service	Nonforfeitable Percentage
Less than 1	0%
1 or more	100%

(ii) Prior Employer Contributions Subaccounts and Prior Matching Contributions Subaccounts.

(A) Joslyn Plan Participants. With respect to a Participant who is a former participant in the Joslyn Plan:

(I) The Participant’s Prior Employer Contributions Subaccount shall become nonforfeitable in accordance with the following:

Years of Service	Nonforfeitable Percentage
Less than 5	0%
5 or more	100%

(II) The Participant’s Prior Matching Contributions Subaccount shall at all times be nonforfeitable.

(B) Kollmorgen Plan Participants. With respect to a Participant who is a former participant in the Kollmorgen Plan, the Participant’s Prior Employer Contributions Subaccount shall become nonforfeitable in accordance with the following:

Years of Service	Nonforfeitable Percentage
Less than 1	0%
1 or more	100%

(C) Delevan Plan Participants. With respect to a Participant who is a former participant in the Delevan Plan, the Participant’s Prior Employer Contributions Subaccount shall at all times be nonforfeitable.

(D) Deltran Plan Participants. With respect to a Participant who is a former participant in the Deltran Plan, the Participant’s Prior Matching Contributions Subaccount shall at all times be nonforfeitable.

(E) Thomson Bay City Plan Participants. With respect to a Participant who is a former participant in the Thomson Bay City Plan, the Participant’s Prior Employer Contributions Subaccount and Prior Matching Contributions Subaccount shall at all times be nonforfeitable.

(F) Thomson Hourly Plan Participant. With respect to a Participant who is a former participant in the Thomson Hourly Plan, the Participant’s Prior Matching Contributions Subaccount and Prior Employer Contributions Subaccount shall at all times be nonforfeitable.

(G) Leica Plan Participants. With respect to a Participant who is a former participant in the Leica Plan, the Participant’s Prior Employer Contributions Subaccount shall at all times be nonforfeitable.

(b) Normal Retirement Date. Notwithstanding Subsection (a) above, a Participant’s Employer Contributions Subaccount and Matching Contributions Subaccount shall become nonforfeitable on the Participant’s Normal Retirement Date.

(c) Disability or Death. Notwithstanding Subsection (a) above, a Participant’s Employer Contributions Subaccount and Matching Contributions Subaccount shall become nonforfeitable on the date (if any) that the Participant incurs a Disability or dies while he or she is an Employee; where, for purposes of this Subsection, the term “Disability” shall mean a physical or mental condition arising after an Employee has become a Participant that totally and permanently prevents the Participant from engaging in his or her regular employment duties for his or her

Employer, which such disability shall be deemed to be permanent if it is anticipated that it shall last for at least six (6) months. The determination as to whether a Participant is totally and permanently disabled shall be made (i) on medical evidence by a licensed physician designated by the Plan Administrator, (ii) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by his or her Employer, or (iii) on evidence that the Participant is eligible for total and permanent disability benefits under the Social Security Act.

(d) Termination or Partial Termination of the Plan. Notwithstanding Subsection (a) above, a Participant’s Employer Contributions Subaccount and Matching Contributions Subaccount shall become nonforfeitable upon the termination of this Plan, a partial termination of this Plan, or any discontinuance of Employer Contributions and Matching Contributions under the Plan by the Participant’s Employer, provided that the Participant is affected thereby.

(e) Certain Employment Losses. Notwithstanding Subsection (a) above, a Participant’s Account shall become nonforfeitable on the date (if any) that the Participant experiences an employment loss with his or her Employer that is a direct consequence of (i) a permanent closing of the Participant’s site of employment, (ii) a mass layoff by the Participant’s Employer or a shutdown of a department, operation, or facility by the Participant’s Employer, under which circumstances severance benefits are paid to employees of the Participant’s Employer, or (iii) a substantial change in the ownership of the Participant’s Employer or such Employer’s assets. For purposes of this Subsection (e), the term “employment loss” shall mean an employment termination, other than a discharge for cause, voluntary termination, or retirement.

5.2 100% Nonforfeitable Amounts. With respect to a Participant, the Vested Portion of the Participant’s Employer Contributions Subaccount, the Vested Portion of the Participant’s Matching Contributions Subaccount, the Participant’s Salary Deferral Contributions Subaccount, the Participant’s Employee Contributions Subaccount, and the Participant’s Transferred Contributions Subaccount shall be at all times nonforfeitable.

5.3 Vesting Schedule Provisions.

(a) Years of Service. For purposes of the vesting schedule in Section 5.1(a) of this Plan, if a Participant or a former Participant incurs a period of one (1) or more consecutive One-year Breaks in Service and then becomes an Employee again, the following rules shall apply in counting his or her Years of Service:

(i) If the individual has not incurred a period of five (5) or more consecutive One-year Breaks in Service or his or her nonforfeitable percentage determined pursuant to Section 5.1(a) was one hundred percent (100%) as of the beginning of such period of One-year Breaks in Service, Years of Service that he or she completed before such period shall be counted for purposes of Section 5.1(a).

(ii) If the individual has incurred a period of five (5) or more consecutive One-year Breaks in Service and his or her nonforfeitable percentage determined pursuant to Section 5.1(a) was zero percent (0%) as of the beginning of such period of One-year Breaks in Service, Years of Service that he or she completed before such period shall be disregarded for purposes of Section 5.1(a).

(b) Election of Previous Vesting Schedule. Upon any amendment to the vesting schedule in effect under Section 5.1(a) of this Plan that adversely affects a Participant who has completed at least three (3) Years of Service, the Participant may elect to have the nonforfeitable percentage of his or her Employer Contributions Subaccount and his or her Matching Contributions Subaccount determined without regard to such amendment by notifying the Plan Administrator in writing during the period beginning on the date that such amendment was adopted and ending on the date sixty (60) days after the latest of the following dates:

(i) The date that the amendment was adopted;

(ii) The date that the amendment became effective; or

(iii) The date that the Participant was notified in writing of the amendment.

5.4 Forfeitures and Restoration of Accounts. As of the date that a Participant’s Employment terminates, any amount in his or her Account that shall not be included in his or her Nonforfeitable Account shall become a Forfeiture and shall be credited to the Forfeitures Account of the Participant’s former Employer. Furthermore, the Participant shall be deemed to have received a zero dollar ($0) distribution of the amount of his or her Account in excess of his or her Nonforfeitable Account.

In the event that a Participant or former Participant who has had a Forfeiture from his or her Account pursuant to this Section becomes an Employee:

(a) If the individual has not incurred a period of five (5) or more consecutive One-year Breaks in Service and the Participant has not received a distribution of his or her Nonforfeitable Account, his or her Account shall be reestablished to include the amount of such Forfeiture (allocated among the appropriate Subaccounts thereof) as of the date that he or she becomes an Employee again.

(b) If the individual has not incurred a period of five (5) or more consecutive One-year Breaks in Service and the Participant has received a distribution of his or her Nonforfeitable Account, his or her Employer Contributions Subaccount shall be reestablished to include the amount of such Forfeiture as of the date that he or she becomes an Employee again, and his or her Matching Contributions Subaccount shall be reestablished to include the amount of such Forfeiture if the Participant repays to the Plan the entire amount of the Salary Deferral Contributions and Matching Contributions previously distributed within the earlier of (a) five (5) years after the first date as of which he or she becomes an Employee again or (b) the date the Participant incurs five (5) or more consecutive One-year Breaks in Service following the date of the distribution, and such reestablishment shall occur as of the date of repayment.

(c) If the individual has incurred a period of five (5) or more consecutive One-year Breaks in Service, the individual’s Account shall not, upon any reestablishment thereof, include the amount of such Forfeiture.

ARTICLE VI

PAYMENT OF BENEFITS

6.1 Termination of Employment. Subject to this Article, a Participant shall be entitled to receive payment of his or her Nonforfeitable Account at any time as shall be administratively feasible after the earlier of (a) the date of the Participant’s termination of Employment or (b) the date of the Participant’s “severance from employment” within the meaning of Code Section 401(k)(2)(B)(i) and the Treasury regulations and guidance issued thereunder.

6.2 Death. Subject to this Article, if a Participant shall die before the Participant has received any or all of his or her Nonforfeitable Account, each of the Participant’s one (1) or more Beneficiaries shall be entitled to receive the Beneficiary’s share of the Nonforfeitable Account at any time as shall be administratively feasible after the Participant’s death.

6.3 Normal Form and Timing of Distribution. Subject to this Article, a Participant or a Beneficiary of a deceased Participant who is entitled to receive all or a portion, as applicable, of the Participant’s Nonforfeitable Account pursuant to Section 6.1 or 6.2 of this Plan, respectively, shall receive a lump-sum distribution of such amount as provided in Subsection (a) or (b) below, as applicable:

(a) Elective Distribution. If the Participant’s Nonforfeitable Account exceeds the Dollar Limit, Paragraph (i) or (ii) below, as appropriate, shall apply:

(i) Participant. The Participant may select a Benefit Commencement Date as of which he or she shall receive his or her lump-sum distribution, which shall not be earlier than the date that his or her Employment terminated; provided that, if the Participant selects a Benefit Commencement Date that precedes his or her Normal Retirement Date, the Plan Administrator shall furnish to the Participant an explanation of the fact that the Participant has the right to defer distribution until his or her Normal Retirement Date.

(ii) Beneficiary. The Beneficiary may select a Benefit Commencement Date as of which the Participant shall receive his or her lump-sum distribution, which shall not be earlier than the date of the Participant’s death.

(b) Involuntary Distribution. If the Participant’s Nonforfeitable Account does not exceed the Dollar Limit, Paragraph (i) or (ii) below, as appropriate, shall apply:

(i) Participant. The Participant’s Benefit Commencement Date as of which the Beneficiary shall receive his or her lump-sum distribution as of which he or she shall receive his or her lump-sum distribution shall be the earliest date administratively feasible coincident with or following the date that the Participant’s Employment terminated.

(ii) Beneficiary. The Beneficiary’s Benefit Commencement Date shall be the earliest date administratively feasible coincident with or following the date of the Participant’s death.

(c) Calculation of Nonforfeitable Account. For purposes of this Section, a Participant’s Nonforfeitable Account shall be calculated as of the Benefit Commencement Date, excluding any amounts theretofore distributed from the Account; provided, however, that if a Participant has begun to receive distributions pursuant to a special form of benefit under this Article VI under which at least one scheduled periodic distribution has not yet been made, and if the present value of the Participant’s Nonforfeitable Account determined at the time of the first distribution under that special form of benefit, exceeded the Dollar Limit, then the Participant’s Nonforfeitable Account is deemed to continue to exceed the Dollar Limit and may not be distributed without the Participant’s consent.

(d) Definition. For purposes of this Section, the term “Dollar Limit” shall mean five thousand dollars ($5,000).

(e) Distribution In Kind. With respect to any election of a lump-sum distribution pursuant to Subsection (a) of this Section, a Participant or Beneficiary may elect, in accordance with procedures established by the Plan Administrator, to receive all or a portion of the Participant’s Nonforfeitable Account that is invested in “qualifying employer securities” within the meaning of ERISA Section 407(d)(5), if any, in the form of (i) cash, (ii) shares of “qualifying employer securities”, or (iii) a combination of (i) and (ii). For purposes of this Section, shares of “qualifying employer securities” within the meaning of ERISA Section 407(d)(5) shall be valued for distribution purposes at the earlier of (1) the closing price on the trading day the Plan Administrator receives the Participant’s application for payment if the date of the Plan Administrator’s receipt is a trading day and the time of the Plan Administrator’s receipt is on or before 4:00 p.m. EST (or 4:00 p.m. EDT, as applicable) or (2) the closing price on the trading day next following the date the Plan Administrator receives the Participant’s application for payment.

6.4 Special Installment Distributions. Notwithstanding Section 6.3(a) of this Plan, but subject to Section 6.3(b) of this Plan, with respect to a Participant who was a participant in the Kollmorgen Plan:

(a) Forms of Distribution for Participant. If the Participant is entitled to receive the nonforfeitable balance of his or her Account pursuant to Section 6.1 of this Plan, the Participant may elect to receive his or her Prior Employer Contributions Subaccount (excluding contributions made on his or her behalf under a Merged Kollmorgen Plan), his or her Employee Contributions Subaccount, his or her Salary Deferral Contributions Subaccount, and his or her Transferred

Contributions Subaccount as of the Participant’s Benefit Commencement Date, in the form of a lump-sum distribution or annual, semi-annual, quarterly, or monthly installment distributions for a specified certain period.

(b) Forms of Distribution for Beneficiary. If a Beneficiary of the Participant is entitled to receive all or part of the nonforfeitable balance of the Participant’s Account pursuant to Section 6.2 of this Plan, the Beneficiary may elect to receive the Participant’s Prior Employer Contributions Subaccount, his or her Employee Contributions Subaccount, his or her Salary Deferral Contributions Subaccount, and his or her Transferred Contributions Subaccount as of the Beneficiary’s Benefit Commencement Date, in the form of a lump-sum distribution or annual, semi-annual, quarterly, or monthly installment distributions for a specified certain period; and the Beneficiary also may elect to receive the Participant’s Prior Employer Contributions Subaccount with contributions made on the Participant’s behalf under a Merged Kollmorgen Plan (if any) in the form of a Life Annuity.

6.5 Special Annuity Forms of Distribution. Notwithstanding Section 6.3(a) of this Plan, but subject to Section 6.3(b) of this Plan, this Section shall apply with respect to a Participant who was a participant in the Kollmorgen Plan and who has a Prior Employer Contributions Subaccount with contributions made on his or her behalf under a Merged Kollmorgen Plan.

(a) Forms of Distribution for Participant. If the Participant is entitled to receive the nonforfeitable balance of the Participant’s Account pursuant to Section 6.1 of this Plan and the Participant survives to his or her Benefit Commencement Date, the following Paragraphs shall apply:

(i) Required Form. Subject to Paragraph (ii) below, as of the Participant’s Benefit Commencement Date, a Participant who was a participant in the Kollmorgen Plan shall receive his or her Prior Employer Contributions Subaccount with contributions made on his or her behalf under a Merged Kollmorgen Plan in the form of a Qualified Annuity.

(ii) Optional Forms. Subject to Paragraphs (iv) and (v) below, if the Participant was a participant in the Kollmorgen Plan, he or she may elect one (1) of the optional forms of payment described in Subparagraphs (A) through (C) below for payment of his or her Prior Employer Contribution Subaccount with contributions made on his or her behalf under a Merged Kollmorgen Plan and the Participant shall receive such elected form (if any) as of the Participant’s Benefit Commencement Date in lieu of the Qualified Annuity that may otherwise be payable as of such date.

(A) Annuity. The Participant may elect to receive a Joint and Survivor Annuity under which the percentage of the Participant’s monthly amount to be continued to the Participant’s spouse (if living at the Participant’s death) shall equal seventy-five percent (75%) or one hundred percent (100%), or the Participant may elect to receive another form of annuity, including any such Joint and Survivor Annuity with a refund feature, a Life Annuity with a refund feature, or a Life Annuity with a period certain of five (5), ten (10), or fifteen (15) years.

(B) Installment Distributions. The Participant may elect to receive annual, semi-annual, quarterly, monthly installment distributions for a specified certain period.

(C) Lump-sum Distribution. The Participant may elect to receive a lump-sum distribution.

(iii) Explanation. Within a reasonable period of time before a Participant’s Benefit Commencement Date, which such period, in the case of a Participant who has not reached his or her Normal Retirement Date, shall be no less than thirty (30) days and no more than ninety (90) days before such date, the Plan Administrator shall furnish to the Participant a non-technical explanation of: (A) the terms and conditions of the Qualified Annuity; (B) the Participant’s right to waive the Qualified Annuity and to elect an optional form of payment described in Paragraph (ii) above; (C) the financial effect of any such waiver and election; (D) the spousal consent requirement described in Paragraph (iii) below, if applicable; (E) the fact (if applicable) that the Participant has the right to defer payment of the Qualified Annuity if he or she has not attained Normal Retirement Date; (F) the Participant’s right to revoke any such waiver and election; and (G) the financial effect of any such revocation. The Participant may make a written request for additional information, which the Plan Administrator shall furnish within ninety (90) days after its receipt of such request.

(iv) Waiver. A Participant may elect to waive the Qualified Annuity and to receive instead an optional form of payment described in Paragraph (ii) above by filing with the Plan Administrator the appropriate forms provided by the Plan Administrator within the ninety (90) days ending on the Participant’s Benefit Commencement Date. If the Participant had requested additional information pursuant to Paragraph (iii) above, he or she shall have ninety (90) days beginning on the date that the Plan Administrator provides such information to waive the Qualified Annuity.

If a Participant has a spouse, the Participant’s waiver of the Qualified Annuity and election of an optional form of payment pursuant to Paragraph (ii) shall not be effective unless it contains or is accompanied by the written consent of the spouse, which acknowledges the effect of such waiver and election and is witnessed by a notary public or a representative of the Plan Administrator. Notwithstanding the preceding sentence, the consent of the Participant’s spouse shall not be required if the Plan Administrator is satisfied that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as may be specified in regulations promulgated by the Secretary of the Treasury.

(v) Revocation of Waiver. A Participant who has elected to waive the Qualified Annuity may revoke the waiver by filing a written revocation with the Plan Administrator within the ninety (90) days ending on the Participant’s Benefit Commencement Date or such other ninety (90)-day election period as is applicable pursuant to Paragraph (iv) above.

(b) Forms of Distribution for Surviving Spouse. In the event that the Participant dies before his or her Benefit Commencement Date, Paragraphs (i) through (v) below shall apply:

(i) Required Form. Subject to Paragraph (ii) below, as of the Benefit Commencement Date selected by the Participant’s surviving spouse (if any), if the Participant was a Participant in the Kollmorgen Plan, the spouse shall receive the Participant’s Prior Employer Contributions Subaccount with contributions made on the Participant’s behalf under a Merged Kollmorgen Plan in the form of a Qualified Pre-retirement Survivor Annuity.

(ii) Optional Forms. Subject to Paragraphs (iv) and (v) below, if the Participant was a Participant in the Kollmorgen Plan, the spouse may elect one of the optional forms of payment described in Subparagraphs (A) through (C) below for payment of the Participant’s Prior Employer Contributions Subaccount with contributions made on the Participant’s behalf under a Merged Kollmorgen Plan and the spouse shall receive such elected form (if any) as of the Spouse’s Benefit Commencement Date in lieu of the Qualified Pre-retirement Survivor Annuity that may otherwise be payable as of such date.

(A) Installment Distributions. The spouse may elect to receive annual, semi-annual, quarterly, monthly installment distributions for a specified certain period.

(B) Lump-sum Distribution. The spouse may elect to receive a lump-sum distribution.

(C) Life Annuity With Period Certain. The spouse may elect to receive a Life Annuity with a period certain of five (5), ten (10), or fifteen (15) years or payments in various amounts at various frequencies.

(iii) Explanation. Within a reasonable period of time before the spouse’s Benefit Commencement Date, which such period, if such date precedes the date that would have been the Participant’s Normal Retirement Date, shall be no less than thirty (30) days and no more than ninety days (90) days before such Benefit Commencement Date, the Plan Administrator shall furnish to the spouse in writing a general, nontechnical description of the Qualified Pre-retirement Survivor Annuity and the optional forms of payment available to him or her, which shall include (A) an explanation of the relative financial effect of the Qualified Pre-retirement Survivor Annuity and the optional forms of payment; (B) the fact that the Qualified Pre-retirement Survivor Annuity shall be paid automatically unless it is waived; (C) the fact (if applicable) that the spouse has the right to defer distribution if the spouse’s Benefit Commencement Date precedes the date that the would have been the Participant’s Normal Retirement Date; (D) the spouse’s right to waive the Qualified Pre-retirement Survivor Annuity and the effect of any such waiver; (E) the spouse’s right to revoke any such waiver and the effect of any such revocation; and (F) the spouse’s right to request in writing additional information. The spouse may make a written request for additional information, which the Plan Administrator shall furnish within ninety (90) days after its receipt of such request.

(iv) Waiver. Subject to Paragraph (v) below, a spouse may waive the Qualified Pre-retirement Survivor Annuity by filing a written waiver with the Plan Administrator within the ninety (90)-day period ending on the spouse’s Benefit Commencement Date. If the spouse had requested additional information pursuant to Paragraph (iii) above, he or she shall have ninety (90) days beginning on the date the Plan Administrator provides such information to waive the Qualified Pre-retirement Survivor Annuity.

(v) Revocation of Waiver. A spouse who has elected to waive the Qualified Pre-retirement Survivor Annuity may revoke the waiver by filing a written revocation with the Plan Administrator within the ninety (90)-day period ending on the spouse’s Benefit Commencement Date or such later ninety (90)-day period as may be applicable pursuant to Paragraph (iv) above.

(c) Annuity Contracts. To provide for any annuity that shall be payable pursuant to Subsection (a) or (b) above to a Participant or the surviving spouse of a deceased Participant, the Plan Administrator shall direct the Trustee to purchase from an insurance or similar company an annuity contract that complies with the requirements of Subsection (a) or (b), as applicable, and thereupon to distribute such contract to the Participant or spouse. Any such annuity contract purchased and distributed must be nontransferable.

6.6 Special Forms of Distribution for Delevan Employees, Delevan Plan Participants, Deltran Employees, and Deltran Plan Participants. Notwithstanding Section 6.3(a) of this Plan, but subject to Section 6.3(b) of this Plan, this Section shall apply with respect to (a) a Participant who is or was a Delevan Employee or a Delevan Plan Participant with respect to his or her Nonforfeitable Account, and (b) a Participant who is or was a Deltran Employee or a Deltran Plan Participant with respect to his or her Nonforfeitable Account.

(a) Forms of Distribution for Participant. If the Participant is entitled to receive his or her Nonforfeitable Account pursuant to Section 6.1 of this Plan and the Participant survives to his or her Benefit Commencement Date, the following Paragraphs shall apply:

(i) Required Form. Subject to Paragraph (ii) below, as of the Participant’s Benefit Commencement Date, (A) a Participant who is or was a Delevan Employee or a Delevan Plan Participant may elect to receive his or her Nonforfeitable Account in the form of a Qualified Annuity; and (B) a Participant who is or was a Deltran Employee or a Deltran Plan Participant may elect to receive his or her Nonforfeitable Account in the form of a Qualified Annuity.

(ii) Optional Forms. Subject to Paragraphs (iv) and (v) below, (A) if the Participant is or was a Delevan Employee or a Delevan Plan Participant, he or she may elect the optional form of payment described in Subparagraphs (A) through (C) below for payment of his or her

Nonforfeitable Account; and (B) if the Participant is or was a Deltran Employee or a Deltran Plan Participant, he or she may elect the optional form of payment described in Subparagraphs (A) through (C) below for payment of his or her Nonforfeitable Account:

(A) Annuity. The Participant may elect to receive any form of annuity that the Trustee can purchase from an insurance or similar company.

(B) Installment Distributions. The Participant may elect to receive annual, semi-annual, quarterly, monthly installment distributions for a specified certain period.

(C) Lump-sum Distribution. The Participant may elect to receive a lump-sum distribution.

(iii) Explanation. Within a reasonable period of time before a Participant’s Benefit Commencement Date, which such period, in the case of a Participant who has not reached his or her Normal Retirement Date, shall be no less than thirty (30) days and no more than ninety (90) days before such date, the Plan Administrator shall furnish to the Participant a non-technical explanation of: (A) the terms and conditions of the Qualified Annuity; (B) the Participant’s right to waive the Qualified Annuity and to elect an optional form of payment described in Paragraph (ii) above; (C) the financial effect of any such waiver and election; (D) the spousal consent requirement described in Paragraph (iii) below, if applicable; (E) the fact (if applicable) that the Participant has the right to defer payment of the Qualified Annuity if he or she has not attained Normal Retirement Date; (F) the Participant’s right to revoke any such waiver and election; and (G) the financial effect of any such revocation. The Participant may make a written request for additional information, which the Plan Administrator shall furnish within ninety (90) days after its receipt of such request.

(iv) Waiver. A Participant may elect to waive the Qualified Annuity and to receive instead an optional form of payment described in Paragraph (ii) above by filing with the Plan Administrator the appropriate forms provided by the Plan Administrator within the ninety (90) days ending on the Participant’s Benefit Commencement Date. If the Participant had requested additional information pursuant to Paragraph (iii) above, he or she shall have ninety (90) days beginning on the date that the Plan Administrator provides such information to waive the Qualified Annuity.

If a Participant has a spouse, the Participant’s waiver of the Qualified Annuity and election of an optional form of payment pursuant to Paragraph (ii) shall not be effective unless it contains or is accompanied by the written consent of the spouse, which acknowledges the effect of such waiver and election and is witnessed by a notary public or a representative of the Plan Administrator. Notwithstanding the preceding sentence, the consent of the Participant’s spouse shall not be required if the Plan Administrator is satisfied that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as may be specified in regulations promulgated by the Secretary of the Treasury.

(v) Revocation of Waiver. A Participant who has elected to waive the Qualified Annuity may revoke the waiver by filing a written revocation with the Plan Administrator within the ninety (90) days ending on the Participant’s Benefit Commencement Date or such other ninety (90)-day election period as is applicable pursuant to Paragraph (iv) above.

(b) Forms of Distribution for Surviving Spouse. In the event that the Participant dies before his or her Benefit Commencement Date, Paragraphs (i) through (v) below shall apply:

(i) Required Form. Subject to Paragraph (ii) below, as of the Benefit Commencement Date selected by the Participant’s surviving spouse (if any), (A) if the Participant was a Delevan Employee or a Delevan Plan Participant, the spouse may elect to receive the Participant’s Nonforfeitable Account in the form of a Qualified Pre-retirement Survivor Annuity; and (B) if the Participant was a Deltran Employee or a Deltran Plan Participant, the spouse may elect to receive the Participant’s Nonforfeitable Account in the form of a Qualified Pre-retirement Survivor Annuity.

(ii) Optional Forms. Subject to Paragraphs (iv) and (v) below, (A) if the Participant was a Delevan Employee or a Delevan Plan Participant, the spouse may elect one (1) of the optional forms of payment described in Subparagraphs (A) through (C) below for payment of the Participant’ Nonforfeitable Account; and (B) if the Participant was a Deltran Employee or a Deltran Plan Participant, the spouse may elect one (1) of the optional forms of payment described in Subparagraphs (A) through (C) below for payment of the Participant’ Nonforfeitable Account.

(A) Installment Distributions. The spouse may elect to receive annual, semi-annual, quarterly, monthly installment distributions for a specified certain period.

(B) Lump-sum Distribution. The spouse may elect to receive a lump-sum distribution.

(C) Life Annuity. The spouse may elect to receive any form of annuity that the Trustee can purchase from an insurance or similar company other than a Joint and Survivor Annuity.

(iii) Explanation. Within a reasonable period of time before the spouse’s Benefit Commencement Date, which such period, if such date precedes the date that would have been the Participant’s Normal Retirement Date, shall be no less than thirty (30) days and no more than ninety days (90) days before such Benefit Commencement Date, the Plan Administrator shall furnish to the spouse in writing a general, nontechnical description of the Qualified Pre-retirement Survivor Annuity and the optional forms of payment available to him or her, which shall include (A) an explanation of the relative financial effect of the Qualified Pre-retirement Survivor Annuity and the optional forms of payment; (B) the fact that the Qualified Pre-retirement Survivor Annuity shall be paid automatically unless it is waived; (C) the fact (if applicable) that the spouse has the right to defer distribution if the spouse’s Benefit Commencement Date precedes the date that would have been the Participant’s Normal Retirement Date; (D) the spouse’s right to waive the Qualified Pre-retirement

Survivor Annuity and the effect of any such waiver; (E) the spouse’s right to revoke any such waiver and the effect of any such revocation; and (F) the spouse’s right to request in writing additional information. The spouse may make a written request for additional information, which the Plan Administrator shall furnish within ninety (90) days after its receipt of such request.

(iv) Waiver. Subject to Paragraph (v) below, a spouse may waive the Qualified Pre-retirement Survivor Annuity by filing a written waiver with the Plan Administrator within the ninety (90)-day period ending on the spouse’s Benefit Commencement Date. If the spouse had requested additional information pursuant to Paragraph (iii) above, he or she shall have ninety (90) days beginning on the date the Plan Administrator provides such information to waive the Qualified Pre-retirement Survivor Annuity.

(v) Revocation of Waiver. A spouse who has elected to waive the Qualified Pre-retirement Survivor Annuity may revoke the waiver by filing a written revocation with the Plan Administrator within the ninety (90)-day period ending on the spouse’s Benefit Commencement Date or such later ninety (90)-day period as may be applicable pursuant to Paragraph (iv) above.

(c) Forms of Distribution for Beneficiary. In the event that the Participant dies before his or her Benefit Commencement Date and his or her Beneficiary is not his or her surviving spouse, (A) if the Participant was a Delevan Employee or a Delevan Plan Participant, the Beneficiary may elect one (1) of the optional forms of payment described in Subparagraphs (A) through (C) below for payment of the portion of the Participant’s Nonforfeitable Account to which the Beneficiary is entitled; and (B) if the Participant was a Deltran Employee or a Deltran Plan Participant, the Beneficiary may elect one (1) of the optional forms of payment described in Subparagraphs (A) through (C) below for payment of the portion of the Participant’s Nonforfeitable Account to which the Beneficiary is entitled.

(A) Installment Distributions. The Beneficiary may elect to receive annual, semi-annual, quarterly, monthly installment distributions for a specified certain period.

(B) Lump-sum Distribution. The Beneficiary may elect to receive a lump-sum distribution.

(C) Life Annuity. The Beneficiary may elect to receive any form of annuity that the Trustee can purchase from an insurance or similar company other than a Joint and Survivor Annuity.

(d) Annuity Contracts. To provide for any annuity that shall be payable pursuant to Subsection (a), (b), or (c) above to a Participant or the surviving spouse of a deceased Participant, the Plan Administrator shall direct the Trustee to purchase from an insurance or similar company an annuity contract that complies with the requirements of Subsection (a), (b), or (c), as applicable, and thereupon to distribute such contract to the Participant, spouse, or other Beneficiary. Any such annuity contract purchased and distributed must be nontransferable.

6.7 Direct Rollovers.

(a) Applicability of Section. Notwithstanding any other provision of this Plan, this Section shall apply with respect to a Participant or the surviving spouse of a deceased Participant who has elected, or shall be required to receive, a lump-sum distribution or installment distributions for a period not to exceed ten (10) years other than a hardship distribution pursuant to Section 6.11 or a required distribution pursuant to Section 6.18.

(b) Election of Direct Rollover. A Participant or spouse described in Subsection (a) above may elect, at the time and in the manner prescribed by the Plan Administrator, to have a Direct Rollover made to an Eligible Retirement Plan, where the Direct Rollover shall consist of such lump-sum distribution and/or one or more of such installment distributions, or any portion of either or both equaling at least five hundred dollars ($500), to the extent that such distribution(s) or portion(s) thereof shall otherwise be includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and such distribution(s) or portion(s) thereof as are included in the Direct Rollover shall not be paid to the Participant or spouse.

(c) Explanation. In accordance with the applicable notice and timing requirements of Code Section 411(a)(11), the Plan Administrator shall furnish to a Participant or a spouse described in Subsection (a) above a nontechnical explanation of the Direct Rollover option provided for in Subsection (b) above prior to the date that a distribution eligible for a Direct Rollover shall otherwise be made to the Participant or spouse.

(d) Definitions. For purposes of this Section, (i) the term “Direct Rollover” shall mean a direct trustee-to-trustee transfer described in Code Section 401(a)(31); and (ii) the term “Eligible Retirement Plan” shall mean (A) a qualified trust as defined in Code Section 401(a), (B) an annuity plan as described in Code Section 403(a), (C) an individual retirement account as described in Code Section 408(a), (D) an individual retirement annuity as described in Code Section 408(b) (other than an endowment contract), (E) an annuity contract described in Code Section 403(b), and (F) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(e) Non-Spouse Beneficiary Rollovers. Anon-spouse Beneficiary of a deceased Participant who has elected for shall be required to receive a lump-sum distribution or installment distributions for a period not to exceed ten (10) years other than a required distribution pursuant to Section 6.18 may elect, at the time and manner prescribed by the Plan Administrator, to have such distribution transferred in a direct trustee-to-trustee transfer to either (i) a Code Section 408(a) individual retirement account or (ii) a Code Section 408(b) individual retirement annuity, established for the purpose of receiving such distribution on behalf of the non-spouse Beneficiary of the deceased

Participant.

6.8 Automatic Rollovers. In the event of an involuntary distribution greater than one thousand dollars ($1,000) in accordance with the provisions of Section 6.3(b)(i) of this Plan, if the Participant shall not have elected (i) to have such distribution paid directly to an Eligible Retirement Plan (as defined in Section 6.8(d) of this Plan) specified by the Participant in a Direct Rollover (as defined in Section 6.8(d) of this Plan) or (ii) to receive the distribution directly in accordance with Section 6.3(b)(i) of this Plan, then the Plan Administrator shall pay the distribution in a Direct Rollover (as defined in Section 6.8(d) of this Plan) to an individual retirement plan designated by the Plan Administrator. For purposes of determining whether an involuntary distribution shall be greater than one thousand dollars ($1,000), the portion of a Participant’s distribution attributable to any Transferred Contributions shall be included in such determination.

6.9 Beneficiaries. The Plan Administrator shall provide to each new Participant a form on which he or she may designate (a) one or more Beneficiaries who shall receive all or a portion of the Participant’s Account (if any) upon the Participant’s death, including any Beneficiary who shall receive any such amount only in the event of the death of another Beneficiary; and (b) the percentages to be paid to each such Beneficiary (if there is more than one). A Participant may change his or her Beneficiary designation from time to time by filing a new form with the Plan Administrator. No such Beneficiary designation shall be effective unless and until the Participant has properly filed the completed form with the Plan Administrator. A married Participant shall designate his or her spouse as his or her sole Beneficiary unless the Participant’s spouse consents to the designation of a Beneficiary other than the spouse in the manner described in Section 6.10 of this Plan.

If a deceased Participant is not survived by a designated Beneficiary or if no Beneficiary was effectively designated, upon the Participant’s death, the Participant’s Account (if any) shall be paid in a lump sum to the Participant’s spouse and, if there is no spouse, to the Participant’s estate. If a designated Beneficiary is living at the death of the Participant but dies before receiving the entire benefit to which the Beneficiary was entitled, the remaining portion of such benefit shall be paid in a lump sum to the estate of the deceased Beneficiary.

6.10 Spousal Consent. Spousal consent obtained for purposes of this Plan (a) shall be in writing; (b) shall designate a Beneficiary or Beneficiaries or a form of benefits that may not be changed without further spousal consent or shall expressly permit other designations by the Participant without further spousal consent; (c) shall acknowledge the effect of such consent; and (d) shall be witnessed by a notary public or a representative of the Plan Administrator. The Plan Administrator may waive the spousal consent requirement if the Plan Administrator is satisfied that such consent cannot be obtained because a Participant’s spouse cannot be located or because of such other circumstances as the Secretary of the Treasury by regulations may prescribe. The consent of a Participant’s spouse shall be binding only upon the spouse who granted such consent.

6.11 Hardship Distributions. The Plan Administrator may, but shall not be required to, establish procedures under which hardship distributions shall be made to an Employee from any

Salary Deferral Contributions made on his or her behalf and not previously distributed pursuant to this Section. Under any such hardship distribution procedures, a distribution to an Employee shall be considered a hardship distribution only if the distribution is made on account of the Employee’s immediate and heavy financial need, as described in Subsection (a) below, and the distribution is necessary to satisfy such need, as described in Subsection (b) below.

(a) Immediate and Heavy Financial Need. A distribution shall be deemed to be made on account of a Employee’s immediate and heavy financial need if the distribution is made for one (1) or more of the following:

(i) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii) Costs directly related to the purchase of a principal residence for the Employee (but excluding mortgage payments);

(iii) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, or the Employee’s spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B);

(iv) Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(v) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B); or

(vi) Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b) Distribution Necessary to Satisfy Need. A distribution shall be deemed to be necessary to satisfy an Employee’s immediate and heavy financial need if each of the following requirements are satisfied:

(i) The distribution does not exceed the amount of the Employee’s immediate and heavy financial need plus amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(ii) The Employee has obtained all other currently available distributions (including distribution of ESOP dividends under Code Section 404(k), but not hardship distributions)

and nontaxable (at the time of the loan) loans, under the Plan and all other plans maintained by the Employer; and

(iii) The Employee is prohibited from making Salary Deferral Contributions under this Plan and any elective contributions under any other qualified or nonqualified deferred compensation plan maintained by the Employer for at least six (6) months after his or her receipt of the hardship distribution.

Any distribution elected pursuant to this Section shall be subject to the applicable notice and timing requirements of Code Section 411(a)(11), as described in Section 6.3(a) of this Plan.

6.12 Hardship Distribution of Transferred Contributions. A Participant may elect to receive a hardship distribution of all or any portion of his or her Transferred Contributions Subaccount; provided that a distribution to a Participant shall be considered a hardship distribution under this Section only if the distribution is made on account of the Participant’s immediate and heavy financial need, as described in Section 6.11(a) of the Plan, and the distribution is necessary to satisfy such need, as described in Section 6.11(b) (other than Paragraph (iii) thereof).

6.13 In-service Distributions of Employee Contributions.

(a) Kollmorgen Plan Participant. A Participant who was a participant in the Kollmorgen Plan may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Employee Contributions Subaccount.

(b) Other Participant. A Participant not described in Subsection (a) above, may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Employee Contributions Subaccount; provided that, unless the Plan Administrator permits more frequent distributions under this Section, the Participant may not receive more than one (1) such distribution in any Plan Year.

6.14 In-service Distributions of Employer Contributions.

(a) Joslyn Plan Participant. A Participant who was a participant in the Joslyn Plan may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount and/or Prior Matching Contributions Subaccount, except that, unless the Plan Administrator permits more frequent distributions under this Section, a Participant may not receive more than one such distribution in any Plan Year.

(b) Kollmorgen Plan Participant. With respect to a Participant who was a participant in the Kollmorgen Plan:

(i) Age 59 1 /2 . If the Participant has attained age fifty-nine and one-half (59 1/2 ), the Participant may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Salary Deferral Contributions Subaccount.

(ii) Transferred Contributions Subaccount. The Participant may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Transferred Contributions Subaccount.

(c) Delevan Employee. With respect to a Participant who is a Delevan Employee:

(i) The Participant who has attained age fifty-nine and one-half (59 1/2) may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion his or her Salary Deferral Contributions Subaccount.

(ii) The Participant who has attained age seventy and one-half (70 1/2) may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion his or her Nonforfeitable Account other than contributions previously made on the Participant’s behalf under a Merged API Plan.

(d) Deltran Employee. With respect to a Participant who is a Deltran Employee:

(i) The Participant who has attained age fifty-nine and one-half (59 1/2) may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion his or her Salary Deferral Contributions Subaccount.

(ii) The Participant who has attained age seventy and one-half (70 1/2) may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion his or her Nonforfeitable Account other than contributions previously made on the Participant’s behalf under a Merged API Plan.

(e) Thomson Saginaw Employee. With respect to a Participant who is a Thomson Saginaw Employee, the Participant who has attained age fifty-nine and one-half (59 1/2) may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion his or her Salary Deferral Contributions Subaccount.

(f) Thomson Bay City Plan Participant and Thomson Hourly Plan Participant. With respect to a Participant who was a participant in the Thomson Bay City Plan or the Thomson Hourly Plan and who becomes a rehired Employee, the Participant who has attained age fifty-nine and one-half (59 1/ 2) may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion his or her Salary Deferral Contributions Subaccount.

(g) Thomson Hourly Plan Participant. With respect to a Participant who was a participant in the Thomson Bay City Plan or the Thomson Hourly Plan, the Participant may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion his or her Transferred Contributions Subaccount.

(h) Gilbarco Employee. With respect to a Participant who is a Gilbarco Employee, the Participant may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Transferred Contributions Subaccount.

Any distribution elected pursuant to this Section shall be subject to the applicable notice and timing requirements of Code Section 411(a)(11), as described in Section 6.3(a) of this Plan, and the requirements of Section 6.8 of the Plan.

6.15 In-service Distributions at Age 70 1/2. An Employee who has attained age seventy and one-half (70 1/2) may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Nonforfeitable Account.

6.16 Loans to Participants. The Plan Sponsor and the Trustee may agree to establish a Participant loan program subject to written loan procedures adopted by the Plan Administrator from time to time, which shall be considered to be part of this Plan. The Plan Sponsor may from time to time exclude certain Participants from the Participant loan program as required pursuant to the terms of the collective bargaining agreement covering the Participant as set forth in Appendix E to this Plan.

6.17 Limitations on Payment of Benefits. Notwithstanding any other provision of this Plan, the payment of any benefit to or on behalf of a Participant under the Plan shall be subject to the limitations provided in Subsections (a) through (c) below, as applicable:

(a) Commencement of Benefits. Unless a later date is elected by the Participant, his or her Benefit Commencement Date shall not be later than sixty (60) days after the last day of the Plan Year in which occurs the latest of the dates described in Paragraphs (i), (ii) and (iii) below:

(i) The Participant’s Normal Retirement Date;

(ii) The tenth (10th) anniversary of the date that the Participant began participating in the Plan; where, if the Participant has incurred at least one (1) Period of Severance, the years of the Participant’s participation in the Plan prior to any such Period of Severance shall not be counted in determining when the Participant became a Participant if the number of years (and fractions thereof) of such Period of Severance equals or exceeds the greater of five (5) or the number of such years of the Participant’s participation; or

(iii) The date that the Participant’s Employment terminates.

(b) Incidental Death Benefits. The Participant shall not receive a benefit under which the present value of payments to be made to the Participant (based upon the life expectancy of the Participant determined under Treasury Regulation Section 1.72-9, Table I, and a five percent (5%) per annum interest) would be less than fifty-one percent (51%) of the value of the Participant’s Nonforfeitable Account.

(c) Administrative Matters. The Plan Administrator may, in its discretion, delay the date for distribution of the benefit payable to or on behalf of a Participant to the extent necessary to determine the benefit properly, or, notwithstanding Sections 6.3, 6.4, 6.5, and 7.1 of this Plan, the Plan Administrator may, in its discretion, commence payment of the benefit payable to or on behalf of a Participant despite the fact that a timely claim therefor has not been filed.

6.18 Required Minimum Distributions.

(a) General Rules.

(i) Effective Date. Notwithstanding any other provision of this Plan, payment of any benefit to or on behalf of a Participant shall be subject to the calculations provided in Subsections (a) through (f), as applicable:

(ii) Precedence. The requirements of this Section 6.18 will take precedence over any inconsistent provisions of the Plan. The Plan generally permits lump sum distributions only although certain optional forms of benefit have been preserved under the Plan as a result of various mergers and plan to plan transfers. Accordingly, the provisions of this Section 6.18, which provisions are drawn from the Model Amendment published by the Internal Revenue Service, that relate to payments over a period of time (i.e., life expectancy(ies)) shall not be the basis for permitting distributions to Participants (or beneficiaries of a deceased Participant) in any form other than a lump sum distribution. Whenever a Participant is required to receive a distribution under Code Section 401(a)(9), such distribution shall be in the form of a lump sum distribution.

(iii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.18 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(iv) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 6.18, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Subsection (f) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Subsection (f) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection (b)(ii), other than Section (b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Subsection (b)(ii) and Subsection (d), unless Subsection (b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection (b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection (b)(ii)(A).

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Subsections (c) and (d) of this Section 6.18.

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(III) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. Except as provided in Subsection (f) below, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection (d)(i) above.

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(ii)(A) above, this Subsection (d)(ii) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(i) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)- 1, Q&A-4, of the Treasury regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date. The date specified in Section 1.83 of the Plan when distributions under Code Section 401(a)(9) are required to begin.

(f) Election to Apply 5 Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Subsection (b)(ii) of this Section 6.18, but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin this election will apply as if the surviving spouse were the Participant.

ARTICLE VII

CLAIMS AND ADMINISTRATION

7.1 Applications. A Participant or a Beneficiary who is or may be entitled to a benefit under this Plan shall apply for such benefit in writing in a form and manner prescribed by the Plan Administrator.

7.2 Information and Proof. A Participant or the Beneficiary of a deceased Participant shall furnish all information and proof required by the Plan Administrator for the determination of any issue arising under the Plan including, but not limited to, proof of marriage to a Participant or a certified copy of the death certificate of a Participant. The failure by a Participant or the Beneficiary of a deceased Participant to furnish such information or proof promptly and in good faith, or the furnishing of false or fraudulent information or proof by the Participant or Beneficiary, shall be sufficient reason for the denial, suspension, or discontinuance of benefits thereto and the recovery of any benefits paid in reliance thereon.

7.3 Notice of Address Change. Each Participant and any Beneficiary of a deceased Participant who is or may be entitled to a benefit under this Plan shall notify the Plan Administrator in writing of any change of his or her address.

7.4 Claims Procedure.

(a) Claim Denial. The Plan Administrator shall provide adequate notice in writing to any Participant or Beneficiary of a deceased Participant whose application for benefits, made in accordance with Section 7.1 of this Plan, has been wholly or partially denied. Such notice shall include the reason(s) for denial, including references, when appropriate, to specific Plan or Trust Agreement provisions; a description of any additional information necessary for the claimant to perfect the claim, if applicable and an explanation of why such information is necessary; and a description of the claimant’s right to appeal under Subsection (b) below.

The Plan Administrator shall furnish such notice of a claim denial within ninety (90) days after the date that the Plan Administrator received the claim. If special circumstances require an extension of time for deciding a claim, the Plan Administrator shall notify the claimant in writing thereof within such ninety (90)-day period and shall specify the date a decision on the claim shall be made, which shall not be more than one hundred eighty (180) days after the date that the Plan Administrator received the claim. Then, the Plan Administrator shall furnish any denial notice on the claim by the later date so specified.

(b) Appeal Procedure. A claimant or his or her duly authorized representative shall have the right to file a written request for review of a claim denial within sixty (60) days after receipt of the denial, to review pertinent documents, records and other information relevant to his or her claim without charge (including items used in the determination, even if not relied upon in making the final determination and items demonstrating consistent application and compliance with this Plan’s administrative processes and safeguards), and to submit comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination.

(c) Decision Upon Appeal. In considering an appeal made in accordance with Subsection (b) above, the Plan Administrator shall review and consider any written comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination by the claimant or his or her duly authorized representative. The claimant or his or her representative shall not be entitled to appear in person before any representative of the Plan Administrator.

The Plan Administrator shall issue a written decision on an appeal within sixty (60) days after the date the Plan Administrator receives the appeal together with any written comments relating thereto. If special circumstances require an extension of time for a decision on an appeal, the Plan Administrator shall notify the claimant in writing thereof within such sixty (60)-day period. Then, the Plan Administrator shall furnish a written decision on the appeal as soon as possible but no later than one hundred twenty (120) days after the date that the Plan Administrator received the appeal. The decision on the appeal shall be written in a manner calculated to be understood by the claimant and shall include specific references to the pertinent Plan provisions on which the decision is based. If the claimant loses on appeal, the decision shall include the following information provided in a manner calculated to be understood by the claimant: (1) the specific reason(s) for the adverse determination; (2) reference to the specific Plan provisions on which the determination is based; (3) a statement of the claimant’s right to receive at no cost information and copies of documents relevant to the claim, even if such information was not relied upon in making determinations; and (4) a statement of the claimant’s rights to sue under ERISA.

7.5 Status, Responsibilities, Authority and Immunity of Plan Administrator.

(a) Status of Plan Administrator and Designation of Additional Fiduciaries. The Plan Administrator shall be the “administrator” of the Plan, as such term is defined in Section 3(16)(A) of ERISA. The Plan Administrator may, in its discretion, designate in writing one or more other persons who shall carry out fiduciary responsibilities (other than Trustee responsibilities) under this Plan.

(b) Responsibilities and Discretionary Authority. The Plan Administrator shall have absolute and exclusive discretion to manage the Plan and to determine all issues and questions arising in the administration, interpretation, and application of the Plan and the Trust Agreement, including, but not limited to, issues and questions relating to a Participant’s eligibility for Plan benefits and to the nature, amount, conditions, and duration of any Plan benefits. Furthermore, the Plan Administrator shall have absolute and exclusive discretion to formulate and to adopt any and all standards for use in any actuarial calculations required in connection with the Plan and rules, regulations, and procedures that it deems necessary or desirable to effectuate the terms of the Plan, including, but not limited to procedures governing applications and claims for Plan benefits and appeals of claim denials; provided, however, that the Plan Administrator shall not adopt a rule, regulation, or procedure that shall conflict with this Plan or the Trust Agreement. Subject to the terms of any applicable contract or agreement, any interpretation or application of this Plan or the Trust Agreement by the Plan Administrator, or any rules, regulations, and procedures duly adopted by the Plan Administrator, shall be final and binding upon Employees, Participants, Beneficiaries, and any and all other persons dealing with this Plan. No other provision of this Plan, whether by its terms or the fact of its inclusion herein, nor the absence from this Plan of any provision, shall be construed as limiting the generality of the foregoing except to the extent that any provision included in this Plan specifically limits the authority, responsibility, or discretion of the Plan Administrator.

(c) Delegation of Authority and Reliance on Agents. The Plan Administrator or any fiduciary designated thereby in accordance with Subsection (a) above may, in its discretion, allocate ministerial duties and responsibilities for the operation and administration of the Plan to one or more persons, who may or may not be Employees, and employ or retain one or more persons, including accountants and attorneys, to render advice with regard to any responsibility of such fiduciary.

(d) Reliance on Documents. Neither the Plan Administrator nor any fiduciary designated thereby in accordance with Subsection (a) above shall incur any liability in relying or in acting upon any instrument, application, notice, request, letter, telegram, or other paper or document believed by it to be genuine, to contain a true statement of facts, and to have been executed or sent by the proper person.

(e) Immunity of Plan Administrator. Except as and to the extent prohibited by ERISA, neither the Plan Administrator nor any fiduciary designated thereby in accordance with Subsection (a) above shall be liable for any of its acts or omissions, the acts or omissions of any other such fiduciary, or the acts or omissions of any employee or agent authorized or retained pursuant to Subsection (c) above by the Plan Administrator or other such fiduciary, except any act of any such person as constitutes gross negligence or willful misconduct.

7.6 Facility of Payment. If the Plan Administrator shall determine that a Participant or the Beneficiary of a deceased Participant to whom a benefit is payable is unable to care for his or her affairs because of illness, accident or other incapacity, the Plan Administrator may, in its discretion, direct the Trustee to make any payment otherwise due to the Participant or Beneficiary to the legal guardian or other representative of the Participant or Beneficiary. Furthermore, the Plan Administrator may, in its discretion, direct the Trustee to make any payment otherwise due to a minor Participant or Beneficiary of a deceased Participant to the guardian of the minor or the person having custody of the minor. Any payment made in accordance with this Section to a person other than a

Participant or Beneficiary shall, to the extent thereof, be a complete discharge of the Trust Fund’s obligation to the Participant or Beneficiary.

7.7 Unclaimed Benefits. If the Plan Administrator cannot locate a Participant or the Beneficiary of a deceased Participant to whom payment of a benefit under this Plan is required, following a diligent effort by the Plan Administrator to locate the Participant or Beneficiary, such benefit shall be forfeited; provided that the benefit shall be restored upon the Participant’s or Beneficiary’s subsequent application therefor.

ARTICLE VIII

TRUST FUND PURPOSES AND ADMINISTRATION

8.1 Existence and Purposes of Trust Fund. The Plan Sponsor previously entered into a Trust Agreement with the Trustee to hold the Trust Fund. Except as provided in Section 3.8 of this Plan, notwithstanding anything in this Plan to the contrary, at no time shall any contributions made to the Trust Fund or any assets at any time forming part of the Trust Fund inure to the benefit of the Plan Sponsor or any other Employer, and Trust Fund assets shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries of deceased Participants and defraying the reasonable expenses of administering this Plan and the Trust Fund.

8.2 Powers of Trustee. The Trustee shall have such powers to hold, to invest, to reinvest, to control, and to disburse the Trust Fund as shall, at such time and from time to time, be set forth in the Trust Agreement or in this Plan.

8.3 Integration of Trust Agreement. The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants and Beneficiaries of deceased Participants under this Plan shall be subject to the provisions of the Trust Agreement.

8.4 Rights to Trust Fund Assets. No Participant or Beneficiary of a deceased Participant, nor any other person, shall have any right to, or interest in, any assets of the Trust Fund upon termination of any such Participant’s Employment or otherwise, except as may be specifically provided from time to time in this Plan, the Trust Agreement, or both, and then only to the extent so specifically provided.

8.5 Plan Benefits Paid From Trust Fund Assets. Payment of all benefits provided for in this Plan shall be made solely out of the assets of the Trust Fund.

ARTICLE IX

PLAN AMENDMENT OR TERMINATION

9.1 Right to Amend. The Appointing Committee reserves all rights to amend this Plan, at any time and from time to time, to any extent that the Appointing Committee may deem advisable, and any such amendment shall take the form of an instrument in writing duly executed by one or more individuals duly authorized by the Appointing Committee; provided however, that, notwithstanding the foregoing, the Plan Sponsor specifically reserves the following three (3) rights to amend the Plan, by action of its Board of Directors, at any time, and to the extent the Plan Sponsor may deem advisable, and any such amendment shall take the form of an instrument in writing duly executed by one or more individuals duly authorized by the Board of Directors of the Plan Sponsor, as follows: (a) the right to amend the Plan Sponsor’s and any Employer’s contribution obligations under this Plan; (b) the right to amend any vesting schedules under this Plan; and (3) the right to terminate this Plan pursuant to Section 9.2 of this Plan. Without limiting the generality of the foregoing, the Appointing Committee specifically reserves the right to amend the Plan as may be deemed necessary to ensure the continued qualification of the Plan under Code Section 401(a) and tax-exempt status of the Trust Fund under Code Section 501(a) and to amend the Plan retroactively as may be deemed necessary to conform the Plan to the requirements of the Code, ERISA, any state or other United States statute applicable to employee benefit plans and trusts, and any regulations or rulings issued pursuant thereto.

9.2 Right to Terminate. The Plan Sponsor reserves the right to terminate this Plan, by action duly taken by its Board of Directors, at any time as the Plan Sponsor may deem advisable. Upon termination of the Plan, (a) the Plan Administrator shall determine the value of the Accounts in accordance with Article IV of the Plan; (b) the Plan Administrator shall direct the Trustee to distribute the balance in each Account to or on behalf of the respective Participant in a lump sum, in cash or in kind, provided that no in-kind distribution shall be made of a life annuity; and (c) each Employer on whose behalf an amount is being held in a suspense account pursuant to Section 4.8(b) of this Plan shall receive a reversion of such amount. Notwithstanding the foregoing, upon Plan termination, if distribution of Accounts shall be prohibited under Code Sections 401(k)(2)(B) and 401(k)(10), the Plan Administrator shall direct the Trustee to continue the Trust Fund, shall direct the merger of the Plan with any other defined contribution plan that may be maintained or established by the Plan Sponsor or another Employer, or shall take any other such actions as the Plan Administrator shall determine to be consistent with such Code Sections.

ARTICLE X

TOP-HEAVY PLAN PROVISIONS

10.1 Purpose. Notwithstanding anything in this Plan to the contrary, this Plan shall be administered when necessary according to this Article and Code Section 416.

10.2 Definitions. Terms used in this Article, other than terms defined in Article I of this Plan and not defined in this Section, shall have the respective meanings set forth below unless the context clearly indicates to the contrary:

(a) The term “Determination Date” shall mean, with respect to a Plan Year, the last day of the preceding Plan Year.

(b) The term “Eligible Non-key Employee” shall mean, with respect to an Employer and a Plan Year, an individual who (i) has met the applicable participation requirements of Section 2.2 of this Plan; (ii) is not a Key Employee of the Employer as of the Determination Date for the Plan Year; (iii) is not a Collectively Bargained Employee of the Employer as of the Determination Date for the Plan Year; and (iv) is an Employee on the last day of the Plan Year.

(c) The term “Employer” shall be as defined in Section 1.35 of this Plan except that, other than for purposes of Subsections (d), (f), and (g) below, the term shall include all Affiliated Employers of the Employer.

(d) The term “Five-percent Owner” shall mean, with respect to an Employer, any individual who owns an interest in the Employer of more than five percent (5%), as determined in accordance with Code Section 416(i)(1).

(e) The term “Key Employee” shall mean, with respect to an Employer as of a Determination Date, an Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was (i) an officer of the Employer having received Compensation greater than $130,000, as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002; (ii) a Five-percent Owner; or (iii) a One-percent Owner who received Compensation greater than $150,000.

(f) The term “One-percent Owner” shall mean, with respect to an Employer, any individual who owns an interest in the Employer of more than one percent (1%), as determined in accordance with Code Section 416(i)(1).

(g) The term “Top Ten Owner” shall mean, with respect to an Employer, one of the ten employees of the Employer who received Compensation greater than the limitation in effect under

Code Section 415(c)(1)(A) and who owns the largest interests in the Employer, as determined in accordance with Code

Section 416(i)(1).

(h) The term “Top-heavy Contribution” shall mean, with respect to an Eligible Non-key Employee for a Plan Year, a contribution made on behalf of the Eligible Non-key Employee for the Plan Year pursuant to Section 10.3 of this Plan.

(i) The term “Top-heavy Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record the Top-heavy Contributions made on his or her behalf, any additions thereto, and any deductions therefrom; all as determined in accordance with this Plan.

(j) The term “Top-heavy Group” shall mean, with respect to an Employer as of a Determination Date, a group of one or more Defined Contribution Plans and Defined Benefit Plans maintained by the Employer in which any Key Employee participates, and any other Defined Contribution Plans and Defined Benefit Plans that the Employer aggregates therewith to meet Code Sections 401(a)(4) and 410(b), if, as of the Determination Date, the sum of (i) the aggregate value of the accounts of Key Employees in all such Defined Contribution Plans and (ii) the aggregate present value of the cumulative accrued benefits of Key Employees under all such Defined Benefit Plans exceeds sixty percent (60%) of the sum of (i) the aggregate value of the accounts of all Participants who are or were Employees in all such Defined Contribution Plans and (ii) the aggregate present value of the cumulative accrued benefits of all Participants who are or were Employees under all such Defined Benefit Plans. In order to prevent such required aggregation group from being a Top-heavy Group, the Employer may include in such group any other Defined Contribution Plan or Defined Benefit Plan maintained by the Employer if the group as so aggregated continues to meet the requirements of Code Sections 401(a)(4) and 410(b).

As used in this Subsection, the calculation of the value of accounts and the present values of accrued benefits shall be made with reference to the determination dates that fall within the same calendar year and shall be subject to rules the same as or comparable to the rules in Paragraphs (i) through (iii) of Subsection (k) below.

(k) The term “Top-heavy Plan” shall mean, with respect to an Employer as of a Determination Date, the Plan if, as of the Determination Date, the aggregate value of the Accounts of Key Employees for the Plan Year exceeds sixty percent (60%) of the aggregate value of the Accounts of all Participants who are Employees or the Plan is part of a Top-heavy Group. The following rules shall apply for purposes of this Subsection:

(i) The aggregate value of the Accounts of a group of Participants as of a Determination Date shall be increased by (A) the aggregate distributions made to or on behalf of any such Participant during the five (5) consecutive Plan Years ending on the Determination Date and (B) any contributions allocable on their behalf in accordance with Article IV of this Plan that are due but not allocated as of the Determination Date. Effective for Plan Years beginning on or after December 27, 2002, this provision shall be applied by substituting “the one (1) year period” for “the five (5) consecutive Plan Years” except in the case of a distribution made for a reason other than separation form service, death, or disability. This provision shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i).

(ii) If a Participant has not completed an Hour of Service at any time during the one (1) year period ending on a Determination Date, his or her Account shall not be included in calculating an aggregate value of Accounts as of the Determination Date.

(iii) The Account of a Participant who is not a Key Employee as of a Determination Date but previously was a Key Employee shall not be included in calculating an aggregate value of Accounts as of the Determination Date.

10.3 Minimum Vesting Requirement. For a Plan Year in which the Plan is a Top-heavy Plan with respect to an Employer, subject to Section 5.3 of this Plan, the Employer Contributions Subaccount in excess of the Vested Portion thereof (if any) and the Matching Contributions Subaccount in excess of the Vested Portion thereof (if any) of each Participant who is an employee or former employee of the Employer and who completes an Hour of Service after the first Determination Date as of which the Plan is a Top-heavy Plan with respect thereto shall become nonforfeitable in accordance with the following:

Years of Service	Nonforfeitable Percentage
Less than 3	0%
3 or more	100%

10.4 Minimum Contribution Requirement. For a Plan Year in which this Plan is a Top-heavy Plan with respect to an Employer, there shall be a Top-heavy Contribution made with respect to each Eligible Non-key Employee of the Employer in an amount equal to the excess (if any) of (a) the lesser of (i) three percent (3%) of the Compensation of the Eligible Non-key Employee for the Plan Year or (ii) such percentage of the Compensation of the Eligible Non-key Employee for the Plan Year as equals the highest aggregate percentage of the Compensation of any Key Employee of the Employer for the Plan Year allocated pursuant to Sections 4.1 through 4.4 of this Plan for the Plan Year to the Key Employee’s Account over (b) the amount (if any) allocated pursuant to Section 4.1 or 4.2 of this Plan for the Plan Year to the Eligible Non-key Employee’s Employer Contributions Subaccount. As soon as administratively possible after the last day of a Plan Year for which an Employer is required to make Top-heavy Contributions pursuant to this Section, the Employer shall pay to the Trustee an amount equal to the aggregate Top-heavy Contributions, less any amount available to pay such Top-heavy Contributions in the Employer’s Forfeitures Account, and the Trustee shall credit the appropriate Top-heavy Contribution to the respective Top-heavy Contributions Subaccount of each Eligible Non-key Employee.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Named Fiduciaries. The Plan Administrator and the Trustee shall each be a “named fiduciary,” as such term is defined in Section 402(a)(2) of ERISA, to the extent of their respective duties under this Plan.

11.2 Agreement Not An Employment Contract. This Plan shall not be deemed to constitute a contract between any Employer and any Participant or Employee or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of any Employer to discharge any Participant or Employee at any time regardless of the effect that such discharge shall have upon such individual as a Participant in the Plan.

11.3 Nonalienation of Benefits.

(a) Prohibition Against Alienation or Assignment. Subject to Subsection (b) below, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a spouse or former spouse, or for the support of any other relative, before payment thereof is received by the person entitled to the benefits under the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under this Plan shall be void; provided, however, that this Subsection shall not prohibit the Plan Administrator from offsetting, pursuant to Section 11.4 of this Plan, any payments due to a Participant, a Beneficiary of a deceased Participant, or any other person who may be entitled to receive a benefit under this Plan, and provided further that this Subsection shall not preclude the enforcement of a federal tax levy, the collection of a judgment by the United States of an unpaid tax assessment, or any arrangement excluded from the term “assignment” or “alienation” in regulations promulgated by the Secretary of the Treasury.

(b) Exception for Qualified Domestic Relations Order. Notwithstanding Subsection (a) above or any other provision of this Plan, the Plan Administrator shall comply with a “qualified domestic relations order,” as such term is defined in Code Section 414(p). The Plan Administrator shall establish a procedure to determine whether a domestic relations order that purports to affect benefits under the Plan is a qualified domestic relations order and, if so, to administer distributions thereunder. To the extent provided under a qualified domestic relations order, the former spouse of a Participant shall be treated as the surviving spouse of the Participant upon his or her death for all purposes under this Plan. A qualified domestic relations order may require payment of benefits to an alternate payee before the Participant has separated from service on or after the date on which the Participant attains or would have attained the “earliest retirement age” under the Plan, where the “earliest retirement age” shall be as defined in Code Section 414(p)(4)(B).

(c) Exception for Certain Judgments and Settlements. Notwithstanding Subsection (a) above or any other provision of this Plan, the Plan Administrator shall comply with a judgment, order, decree, or settlement agreement described in Code Section 401(a)(13)(C) and obtained, issued, or entered into, as applicable, on or after August 5, 1997, to the extent that it relates to the Plan. The Plan Administrator shall establish a procedure to determine whether an order or requirement that purports to affect benefits under this Plan meets the requirements of Code Section 401(a)(13)(C) and, if so, to administer distributions thereunder.

11.4 Offset of Benefits. Notwithstanding anything in this Plan to the contrary, in the event that a Participant or the Beneficiary of a deceased Participant owes any amount to the Trust Fund, whether as a result of an overpayment or otherwise, the Plan Administrator may, in its discretion, offset the amount owed or any percentage thereof in any manner against any payments due from the Trust Fund to the Participant or Beneficiary.

11.5 Merger or Consolidation of Plan. In the event of a merger or consolidation of the Plan with any other plan or a transfer of assets or liabilities of the Plan to any other plan, a Participant shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the successor or transferee plan had then been terminated) that is equal to or greater than the benefit that he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then been terminated).

11.6 Merger or Consolidation of Employer. If an Employer is merged or consolidated with another business organization, or another business organization acquires all or substantially all of an Employer’s assets, such organization may become an Employer hereunder by action of its board of directors and by action of the board of directors of such prior Employer, if still existent. Such a change in Employers shall not be deemed a termination of the Employer’s participation in the Plan by either the predecessor or successor Employer.

11.7 Suspension of Employer Contributions. Each Employer reserves the right, in its sole discretion, to modify or suspend contributions to the Plan, in whole or in part, at any time or from time to time and for any period or periods and to discontinue contributions to the Plan at any time.

11.8 Plan Continuance Voluntary. Although it is the intention of the Plan Sponsor that this Plan shall be continued, the Plan is entirely voluntary on the part of the Plan Sponsor and each other Employer, and the continuance of the Plan and Employer contributions to the Plan are not assumed as a contractual obligation of the Plan Sponsor or any other Employer.

11.9 Savings Clause. If any term, covenant, or condition of this Plan, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, the remainder of this Plan, or the application of any such term, covenant, or condition to persons or circumstances other than those as to which it has been held to be invalid or unenforceable, shall not be affected thereby, and, except to the extent of any such invalidity or unenforceability, this Plan and each term, covenant, and condition hereof shall be valid and shall be enforced to the fullest extent permitted by law.

11.10 Governing Law. This Plan shall be construed, regulated and administered under the laws of the State of Georgia to the extent not pre-empted by ERISA or any other federal law.

11.11 Construction. As used in this Plan, the masculine and feminine gender shall be deemed to include the neuter gender, as appropriate, and the singular or plural number shall be deemed to include the other, as appropriate, unless the context clearly indicates to the contrary.

11.12 Headings No Part of Agreement. Headings of articles, sections and subsections of this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction of the Plan.

11.13 Indemnification. The Plan Sponsor hereby agrees to indemnify any of its current or former Employees or any current or former members of its board of directors to the full extent of any expenses, penalties, damages, or other pecuniary loss that any such indemnitee may suffer as a result of his or her responsibilities, obligations, or duties in connection with the Plan or fiduciary responsibilities actually performed in connection with the Plan. Such indemnification shall be paid by the Plan Sponsor to the indemnitee to the extent that fiduciary liability insurance is not available to cover the payment of such items, but in no event shall any such amount be paid out of Plan assets. Notwithstanding the foregoing, this Section shall not relieve any current or former Employee or member of an Employer’s board of directors serving in a fiduciary capacity of his or her fiduciary responsibilities or liabilities to the Plan for breaches of fiduciary obligations, nor shall this Section be deemed to violate any provision of Part 4 of Title I of ERISA as it may be interpreted from time to time by the United States Department of Labor and any courts of competent jurisdiction.

ARTICLE XII

CATCH-UP CONTRIBUTIONS

12.1 Purpose. Notwithstanding anything in this Plan to the contrary, this Plan shall be administered to permit a Catch-up Eligible Participant to make Catch-up Contributions in accordance with the provisions of this Article XII, Code Section 414(v), and the regulations issued thereunder. The provisions of this Article XII shall supercede any other provisions of this Plan to the extent those provisions shall be inconsistent with the provisions of this Article XII.

12.2 Definitions. Terms used in this Article, other than terms defined in Article I of this Plan and not defined in this Section, shall have the respective meanings set forth below unless the context clearly indicates to the contrary:

(a) The term “Catch-up Eligible Participant” shall mean, with respect to a Plan Year, an Eligible Employee who is age 50 or older, or who is projected to attain age 50 by the December 31 immediately following the last day of that Plan Year.

(b) The term “Catch-up Contributions” shall mean, with respect to a taxable year, Elective Deferrals made by the Catch-up Eligible Participant that (i) exceed any Applicable Limit, (ii) are treated as Catch-up Contributions by his or her Employer, and (iii) do not exceed the Catch-up Contributions Limit.

(c) The term “Elective Deferral” shall mean, with respect to a taxable year, an elective deferral within the meaning of Code Section 402(g)(3) or any contribution to a Code Section 457 eligible governmental plan.

(d) The term “Applicable Limit” shall mean, for purposes of determining Catch-up Contributions for a Catch-up Eligible Participant, any of the following: (i) a Statutory Limit, (ii) an Employer-provided Limit, or (iii) the ADP Limit.

(e) The term “Statutory Limit” shall mean a limit on Elective Deferrals or Annual Additions permitted to be made (without regard to Code Section 414(v) and this Article XII) with respect to a Participant for a year provided in Code Section 401(a)(30), 402(h), 403(b)(1)(E), 404(h), 408(k), 408(p), 415, or 457, as applicable. For purposes of determining the Statutory Limit, all Applicable Employer Plans of the Employer shall be aggregated, and the Employer shall include all Affiliated Employers of the Employer.

(f) The term “Employer-provided Limit” shall mean, with respect to an Eligible Employee, the limit on Elective Deferrals that the Eligible Employee is permitted to make under this Plan (determined without regard to Code Section 414(v) and this Article XII) as set forth in Section

3.3(a) of this Plan. For purposes of determining the Employer-provided Limit with respect to a Catch-up Eligible Participant who is a Highly Compensated Eligible Employee, all Applicable Employer Plans of the Employer shall be aggregated, and the Employer shall include all Affiliated Employers of the Employer.

(g) The term “ADP Limit” shall mean, with respect to a Plan Year, if this Plan would fail the Actual Deferral Percentage Test under Section 3.9(a) of this Plan if the Plan did not make the corrections for compliance under Section 3.9(b) of this Plan, the highest amount of Elective Deferrals that can be retained in this Plan by a Highly Compensated Eligible Employee in accordance with Section 3.9 of this Plan.

(h) The term “Catch-up Contributions Limit” shall mean, with respect to an Eligible Catch-up Participant for a taxable year, the lesser of (i) the Applicable Dollar Catch-up Limit for the taxable year or (ii) a Participant’s Compensation for the taxable year.

(i) The term “Applicable Dollar Catch-up Limit” shall mean, with respect to an Applicable Employer Plan, other than a Code Section 401(k)(11) plan or a SIMPLE IRS plan as defined in Code Section 408(p), the dollar limit determined under the following table:

For Taxable Years Beginning In	Applicable Dollar Catch-up Limit
2002	$1,000
2003	$2,000
2004	$3,000
2005	$4,000
2006	$5,000

For taxable years after 2006, the Applicable Dollar Catch-up Limit shall be adjusted pursuant to Code Section 415(d), and the base period shall be the calendar quarter beginning on July 1, 2005. For purposes of determining the Applicable Dollar Catch-up Limit, all Applicable Employer Plans of the Employer shall be aggregated, and the Employer shall include all Affiliated Employers of the Employer.

(j) The term “Applicable Employer Plan” shall mean a Code Section 401(k) plan, a SIMPLE IRA plan as defined in Code Section 408(p), a simplified employee pension plan as defined in Code Section 408(k), a plan or contract that satisfies the requirements of Code Section 403(b), or a Code Section 457 eligible governmental plan.

12.3 Eligibility for Catch-up Contributions. A Catch-up Eligible Participant shall be permitted to make Catch-up Contributions in accordance with this Article XII and Code Section 414(v).

12.4 Determination of Catch-up Contributions. The amount of Elective Deferrals in excess of an Applicable Limit shall be determined as of the end of a Plan Year by comparing the total Elective Deferrals for the Plan Year with the Applicable Limit for the Plan Year; provided, however, that, in the case of the Statutory Limit, such determination shall be made on the basis of a calendar year.

12.5 Treatment of Catch-up Contributions. Catch-up Contributions shall not be taken into account in applying certain limits and discrimination tests described in and pursuant to Prop. Treas. Reg.§1.414(v)-1(d).

IN WITNESS WHEREOF, the Appointing Committee has caused this amended and restated Plan to be executed by one of its duly authorized members, as of the last date signed by the member, as set forth below.

APPOINTING COMMITTEE

By:	/s/ D. Comas
Daniel L. Comas

Date:	9/26/08

FIRST AMENDMENT

TO THE

DANAHER CORPORATION & SUBSIDIARIES RETIREMENT & SAVINGS PLAN

This is the First Amendment to the Danaher Corporation & Subsidiaries Retirement Savings Plan (the “Plan”), which was amended and restated effective January 1, 2008. Pursuant to Section 9.1 of the Plan, the Appointing Committee of Danaher Corporation (the “Committee”) has reserved unto itself the right to amend the Plan. The Committee desires to amend the Plan (i) to reflect the merger into the Plan of the Sybron Dental Specialties, Inc. Union Savings & Thrift Plan effective December 31, 2008 and (ii) to provide for discretionary Unilateral Contributions under Section 3.1 and discretionary Matching Contributions under Section 3.4, both to the extent permitted under the terms of the collective bargaining agreements covering the Eligible Participants as set forth in Appendices C and D to this Plan, respectively, effective January 1, 2009. Accordingly, pursuant to Section 9.1 of the Plan, the Committee hereby amends the Plan in following particulars, effective as specified herein:

1.

Effective December 31, 2008, amend Article I of the Plan by deleting Section 1.34 in its entirety and substituting the following therefor:

“1.34 The term “Employee Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) (i) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Joslyn Plan as of December 31, 1996, (ii) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Kollmorgen Plan as of December 13, 2000, (iii) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Leica Plan as of December 29, 2006, or (iv) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Sybron Plan as of December 31, 2008; (b) any additions thereto; and (c) any deductions therefrom, all as determined in accordance with this Plan.”

2.

Effective December 31, 2008, amend Article I of the Plan by deleting Section 1.77 in its entirety and substituting the following therefor:

“1.77 The term “Prior Employer Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record the employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under a Prior Plan, any additions thereto and any deductions therefrom, all as determined in accordance with this Plan; where, for purposes of this Section, the term “Prior Plan” shall mean (i) the Joslyn Plan, (ii) the Kollmorgen Plan effective December 13, 2000, (iii) the Delevan Plan effective December 2, 2004, (iv) the Deltran Plan effective December 2, 2004, (v) the Thomson Bay City Plan effective December 30, 2005, (vi) the Thomson Hourly Plan effective December 30, 2005, (vii) the Leica Plan effective December 29, 2006, and (viii) the Sybron Plan effective December 31, 2008.”

3.

Effective December 31, 2008, amend Article I of the Plan by deleting Section 1.85 in its entirety and substituting the following therefor:

“1.85 The term “Salary Deferral Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) the Salary Deferral Contributions made on the Participant’s behalf; (b) (i) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Joslyn Plan as of December 31, 1996, (ii) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Kollmorgen Plan as of December 13, 2000, (iii) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Delevan Plan as of December 2, 2004, and (iv) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Deltran Plan as of December 2, 2004, (v) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Bay City Plan as of December 30, 2005, (vi) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Hourly Plan as of December 30, 2005, (vii) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Plan as of December 29, 2006; and (viii) any elective deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Plan as of

December 31, 2008; (c) any additions thereto; and (d) any deductions therefrom, all as determined in accordance with this Plan.”

4.

Effective December 31, 2008, amend Article I of the Plan by adding the following new Sections 1.88A, 1.88B, and 1.88C following Section 1.88:

“1.88A The term “Sybron” shall mean the following two subsidiaries of Sybron Dental Specialties, Inc. and their successors: (i) Kerr Corporation; and (ii) Metrex Research Corporation.

1.88B The term “Sybron Employee” shall mean an Employee of Sybron at its location in Romulus, Michigan who is covered by a collective bargaining agreement with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and Its New West Side Local 174.

1.88C The term “Sybron Plan” shall mean the former Sybron Dental Specialties, Inc. Union Savings & Thrift Plan.”

5.

Effective December 31, 2008, amend Section 2.2 by adding the following new Subsection (j) at the end of such Section:

“(j) Sybron Plan Participant. An individual who was a participant in the Sybron Plan on December 31, 2008, other than an individual whose participation in the Sybron Plan terminated on that date, shall become a Participant on December 31, 2008.”

6.

Effective December 31, 2008, amend Section 2.3 by adding the following new Subsection (h) at the end of such Section:

“(h) Sybron Employee. A Sybron Employee on January 1, 2009, shall become an Eligible Employee on that date.”

7.

Effective December 31, 2008, amend Section 2.4 by adding the following new Subsection (i) at the end of such Section:

“(i) Sybron Employee. A Sybron Employee on January 1, 2009, who has completed one (1) Year of Service uninterrupted by a One-year Break in Service shall become an Eligible Participant on January 1, 2009.”

8.

Effective December 31, 2008, amend Section 2.7 by adding the following new Subsection (h) at the end of such Section:

“(h) Sybron Plan Participant. An individual who was not a Participant on January 1, 2009, but who was a participant in the Sybron Plan during any time period ending before December 31, 2008, shall become a Participant on any such date as coincides with or following January 1, 2009, that such individual completes his or her first (1st) Hour of Service as an Employee.”

9.

Effective January 1, 2009, amend Section 3.1 of the Plan by deleting such Section in its entirety and substituting the following therefor:

“3.1 Unilateral Employer Contributions. With respect to each Employer that shall be a Contributing Employer for purposes of this Section, as of each Valuation Date, (a) with respect to each individual who was an Eligible Participant of the Employer at any time during the one (1) or more Payroll Periods included in the Valuation Period ending on such Valuation Date, there shall be made a Unilateral Employer Contribution in an amount equal to the Unilateral Contribution Amount; and (b) as soon as administratively possible after the Valuation Date, the Employer shall pay to the Trustee an amount equal to the aggregate Unilateral Employer Contributions so determined for the Valuation Period ending on such date; provided, however, that, if the Valuation Date is a Forfeiture Allocation Date for the Employer, the Employer shall pay to the Trustee an amount equal to the excess (if any) of such aggregate Unilateral Employer Contributions over the balance in the Employer’s Forfeitures Account (if any) as of such Valuation Date.

For purposes of this Section 3.1, the term “Unilateral Contribution Amount” shall mean, with respect to an Eligible Participant, (a) or (b), as applicable:

(a) Except as otherwise required pursuant to (b) below, a percentage of the Eligible Participant’s Basic Compensation for the Payroll Period as the Plan Administrator in its sole discretion may determine for all Controlled Group Employers, where such percentage shall be greater than or equal to zero percent (0%) and less than or equal to three percent (3%); or

(b) The amount required pursuant to the terms of the collective bargaining agreement covering the Eligible Participant as set forth in Appendix C to this Plan.”

10.

Effective January 1, 2009, amend Section 3.4 of the Plan by deleting such Section in its entirety and substituting the following therefor:

“3.4 Matching Contributions.

(a) Required Contributions. With respect to each Employer that shall be a Contributing Employer for purposes of this Section, as of each Valuation Date, (a) with respect to each individual who was an Eligible Participant of the Employer at any time during the one (1) or more Payroll Periods included in the Valuation Period ending on such Valuation Date and on whose behalf a Salary Deferral Contribution was made for any such Payroll Period, there shall be made a Matching Contribution with respect to each such Salary Deferral Contribution in an amount equal to the Match Amount; and (b) as soon as administratively possible after the Valuation Date, the Employer shall pay to the Trustee an amount equal to the aggregate Matching Contributions so determined for the Valuation Period ending on such date; provided, however, that, if the Valuation Date is a Forfeiture Allocation Date for the Employer, the Employer shall pay to the Trustee an amount equal to the excess (if any) of such aggregate Matching Contributions over the difference between (i) the balance in the Employer’s Forfeitures Account (if any) as of such Valuation Date and (ii) any amount thereof as shall have been earmarked as of such Valuation Date to be used as all or part of the Employer’s Unilateral Employer Contribution (if any) for the respective Valuation Period pursuant to Section 3.1 of this Plan.

(b) Definition. For purposes of this Section, the term “Match Amount” shall mean, with respect to an Eligible Participant, (i) or (ii), as applicable:

(i) Except as otherwise required pursuant to (ii) below, an amount equal to the lesser of (A) a percentage of the Eligible Participant’s Salary Deferral Contribution for the Payroll Period as the Plan Administrator in its sole discretion may determine for all Controlled Group Employers, where such percentage shall be greater than or equal to zero percent (0%) and less than or equal to fifty percent (50%), or (B) three percent (3%) of the Eligible Participant’s Basic Compensation for the Payroll Period from which the Salary Deferral Contribution was withheld; or

(ii) The amount required pursuant to the terms of the collective bargaining agreement covering the Eligible Participant as set forth in Appendix D to this Plan.”

11.

Effective December 31, 2008, amend Section 5.1(a)(i) by adding the following new Subsection (F) at the end of such Section:

“(F) Sybron Plan Employees. With respect to an employee of Sybron whose Employment Date precedes January 1, 2009, the Participant’s Employer Contributions Subaccount and Matching Contributions Subaccount shall at all times be nonforfeitable.”

12.

Effective December 31, 2008, amend Section 5.1(a)(ii) by adding the following new Subsection (H) at the end of such Section:

“(H) Sybron Plan Participants. With respect to a Participant who is a former participant in the Sybron Plan, the Participant’s Prior Employer Contributions Subaccount shall at all times be nonforfeitable.”

13.

Effective December 31, 2008, amend Section 6.14 by adding the following new Subsection (i) at the end of such Section:

“(i) Sybron Plan Participant. With respect to a Participant who was a participant in the Sybron Plan:

(i) Age 59 1/2. If the Participant has attained age fifty-nine and one-half (59- 1/2 ), the Participant may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Salary Deferral Contributions Subaccount.

(ii) Transferred Contributions Subaccount. The Participant may, upon at least thirty (30) days written notice to the Plan Administrator, elect to receive all or any portion of his or her Transferred Contributions Subaccount.”

14.

Effective December 31, 2008, amend the Plan by deleting Appendix C in its entirety and substituting therefor Appendix C attached hereto.

15.

All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Committee has caused this First Amendment to the Plan to be executed by a duly authorized member, as of the last date signed by the member, as set forth below.

APPOINTING COMMITTEE

By:	/s/ D. Comas
Daniel L. Comas

Date:	December 18, 2008